The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-19 in this term sheet supplement and page 2 in the prospectus.
The certificates will represent interests in GSR Mortgage Loan Trust 2007-4F only and will not represent interests in or obligations of the depositor, the sponsor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2007-4F
GSR Mortgage Loan Trust 2007-4F
Issuing Entity
GS Mortgage Securities Corp.
Depositor
Goldman Sachs Mortgage Company
Sponsor
Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator
U.S. Bank National Association
Trustee
Avelo Mortgage L.L.C.
Countrywide Home Loans Servicing LP
GMAC Mortgage, LLC
National City Mortgage Co.
SunTrust Mortgage, Inc.
Washington Mutual Bank
Wells Fargo Bank, N.A.
Servicers

Date: June 7, 2007

_________________
Goldman, Sachs & Co.
For use with base prospectus dated February 13, 2007

Each class of offered certificates is designed to receive monthly distributions of interest, principal or both, commencing on July 25, 2007. In addition to the offered certificates, the issuing entity will issue certain classes of junior subordinate certificates and residual certificates not offered hereby.

Assets of the Issuing Entity—

●	Fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties.

Credit Enhancement—

●
Subordination of the subordinate certificates to the related senior certificates as described in this term sheet supplement under "Description of the Certificates—Priority of Distributions" and "—Subordination and Allocation of Losses."

●
Shifting interests of the senior and subordinate certificates to scheduled and unscheduled prepayments of principal as described in this term sheet supplement under "Description of the Certificates—Priority of Distributions" and "—Glossary of Definitions Relating to the Priority of Distributions."

●	Cross-collateralization under certain limited circumstances as described in this term sheet supplement under "Description of the Certificates—Cross-Collateralization."

Interest Rate Protection—

●	The holders of the certain classes of certificates may have the benefit of an interest rate cap agreement entered into with an interest rate cap provider to be set forth in the term sheet.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-136 in this term sheet supplement and under the caption "Index" beginning on page 128 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

In this term sheet supplement, the terms “depositor,” “we,” “us,” and “our” refer to GS Mortgage Securities Corp.

TABLE OF CONTENTS

TABLE OF CONTENTS	3
SUMMARY INFORMATION	5
RISK FACTORS	19
DEFINED TERMS	37
THE TRUST AGREEMENT	37
DESCRIPTION OF THE MORTGAGE POOL	38
General	38
The Goldman Sachs Mortgage Conduit Program	39
Countrywide Home Loans’ Underwriting Guidelines	43
GMAC Mortgage, LLC Underwriting Guidelines	50
National City Mortgage Underwriting Standards	56
SunTrust Mortgage, Inc. Underwriting Guidelines	59
Transfer of the Mortgage Loans to the Trustee	62
Representations and Warranties Regarding the Mortgage Loans	62
STATIC POOL INFORMATION	70
THE SPONSOR	71
THE DEPOSITOR	72
THE ISSUING ENTITY	72
THE TRUSTEE	72
THE SECURITIES ADMINISTRATOR	73
THE MASTER SERVICER	73
General	73
Compensation of the Master Servicer	74
Indemnification and Third Party Claims	74
Limitation of Liability of the Master Servicer	75
Assignment or Delegation of Duties by the Master Servicer; Resignation	76
Master Servicer Events of Default; Waiver; Termination	77
Reports by the Master Servicer	78
Assumption of Master Servicing by Trustee	78
THE SERVICERS	79
Avelo Mortgage, L.L.C.	79
Countrywide Home Loans Servicing LP	81
GMAC Mortgage, LLC	84
National City Mortgage Co.	86
SunTrust Mortgage, Inc.	89
Servicing Compensation and the Payment of Expenses	92
Collection and Other Servicing Procedures	92
Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans	93
Evidence as to Servicing Compliance	94
Servicer Events of Default	95
Rights upon Events of Default	96
Certain Matters Regarding the Servicers	96
DESCRIPTION OF THE CERTIFICATES	98
General	98
Exchangeable Certificates	99
Distributions of Interest on the Certificates	100
Distributions of Principal on the Certificates	103
Glossary of Definitions Relating to the Priority of Distributions	104
Available Distribution Amount	109
Administration Fees	110
Priority of Distributions	111
Subordination and Allocation of Losses	113
Cross-Collateralization	115
Advances	116
Optional Purchase of the Mortgage Loans	116
Optional Repurchase of Mortgage Loans That Are Delinquent or Subject to Early Payment Default	118
Rated Final Distribution Date	118
Collection Accounts, Master Servicer Account and Certificate Account	118
Reports to Certificateholders	119
YIELD AND PREPAYMENT CONSIDERATIONS	122
General	122
Principal Prepayments and Compensating Interest	123
Rate of Payments	123
PAC and TAC Certificates	123
Support Certificates	125
Lack of Historical Prepayment Data	125
Yield Considerations with Respect to the Interest Only and Principal Only Certificates	126
Yield Considerations with Respect to the Senior Subordinate Certificates	126
Additional Information	126
CREDIT ENHANCEMENTS	127
Subordination	127
Shifting Interests	127
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	128

Tax Treatment of REMIC Regular Interests	127
Additional Considerations for the Cap Contract Certificates	129
Additional Considerations for the Exchangeable Certificates	130
ERISA CONSIDERATIONS	131
CERTAIN LEGAL INVESTMENT ASPECTS	133
ACCOUNTING CONSIDERATIONS	134
LEGAL MATTERS	134
CERTIFICATE RATINGS	135
INDEX OF TERMS	136

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Sponsor" in this term sheet supplement.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See "The Depositor" in this term sheet supplement.

Issuing Entity. GSR Mortgage Loan Trust 2007-4F, a common law trust formed under the laws of the state of New York. See "The Issuing Entity" in this term sheet supplement.

Trustee. U.S. Bank National Association, a national banking association. Its corporate trust office is located at 100 Wall Street, 16th Floor, New York, New York 10005: Corporate Trust Services/GSR 2007-4F. See "The Trustee" in this term sheet supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-4F, telephone number (410) 884-2066 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-4F. See "The Securities Administrator" in this term sheet supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-4F, telephone number (410) 884-2066. See "The Master Servicer" in this term sheet supplement.

Servicers. It is anticipated that, on the closing date, the mortgage loans will be serviced by Avelo Mortgage, L.L.C., a Delaware limited liability company with its main office located at 250 E. John Carpenter Freeway, Suite 300, Irving, Texas 75062, Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024, GMAC Mortgage, LLC, a Delaware limited liability company with its main office located at 100 Witmer Road, Horsham, Pennsylvania 19044, National City Mortgage Co., an Ohio corporation with its main office located at 3232 Newmark Drive, Miamisburg, Ohio 45342, SunTrust Mortgage, Inc., a Virginia corporation with its main office located at 901 Semmes Avenue, Richmond, Virginia 23224, Washington Mutual Bank, a federal savings association with its main office located at 1201 Third Avenue, Seattle, Washington 98101, Wells Fargo Bank, N.A., a national banking association, with its main office located at 1 Home Campus, Des Moines, Iowa 50238-0001 and certain other entities which each will service less than 10% of the mortgage loans in any specified group. See "The Servicers" in this term sheet supplement.

Originators. Countrywide Home Loans, Inc., GMAC Mortgage, LLC, National City Mortgage Co., SunTrust Mortgage, Inc., Lydian Private Bank, Washington Mutual Bank and Wells Fargo Bank, N.A., which, together with certain other entities that originated less than 10% of the mortgage loans in any Collateral Group, originated or acquired all of the mortgage loans that will be conveyed from the sponsor to the depositor and from the depositor to the trustee on the closing date. See "Description of the Mortgage Pool—General" in this term sheet supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this term sheet supplement.

Information About the Mortgage Pool

The mortgage pool will consist of conventional fixed-rate residential mortgage loans. All of the mortgage loans are secured by residential properties. The mortgage pool will consist of one or more loan groups (each, a "Loan Group"), each of which will consist of separate loan subgroups (each, a "Subgroup") that contain mortgage loans bearing interest within a specific range of Net Rates.

The scheduled principal balance of each mortgage loan in each Loan Group will be allocated, based on such mortgage loan's Net Rate, either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on a fixed fraction which differs among mortgage loans (in each case, the "Applicable Fraction"). Each "Collateral Group" is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an "Effective Net Rate"), one higher than and one lower than the original Net Rate of the mortgage loan. The "Net Rate" of a mortgage loan is its mortgage interest rate minus the servicing fee rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan. This allocation enables the issuing entity to treat each Loan Group as if it were made up of Collateral Groups bearing interest at various fixed rates. This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral Groups and used for distributions on one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see the prospectus supplement and "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

The Offered Certificates

Each class of senior certificates will relate to a specified Collateral Group. In naming the classes of senior certificates (other than any Class A-P or Class A-X Certificates), the first numeral (such as "1," "2," "3" and so forth), if any, refers to the Collateral Group, the first letter ("A") refers to the status of the class as senior and the final character refers to the subclass. For example, the "Class 1A Certificates" refers to all of the classes of senior certificates related to Collateral Group 1, the "Class 2A Certificates" refers to all of the classes of senior certificates related to Collateral Group 2 and so forth. Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans in a Loan Group, principal on the classes of senior certificates which are entitled to distributions of principal and which are related to a Collateral Group will be paid solely from the mortgage loans or portions thereof allocated to that Collateral Group based on the Applicable Fractions for each of those mortgage loans.

The senior certificates may also include one or more classes of ratio strip principal only certificates (the "Class A-P Certificates") and one or more classes of ratio strip interest only certificates (the "Class A-X Certificates"). Each class of Class A-P Certificates will receive principal distributions only from the related Discount Loans (as defined herein). Each class of Class A-X Certificates will receive interest distributions only from the related Premium Loans (as defined herein) at the applicable Certificate interest rate.

Each class of Class A-P Certificates will be entitled to a portion of principal payments on each mortgage loan in one or more related Loan Groups that has a Net Rate less than the designated rate of the related Collateral Group in one or more of those Loan Groups with the lowest fixed interest rate. The Class A-P Certificates will be "principal only" certificates and will not be entitled to distributions of interest.

Each class of Class A-X Certificates will be entitled to interest on the mortgage loans in one or more related Loan Groups to the extent that interest on such mortgage loans accrues at a Net Rate in excess of the designated rate of the Collateral Group in one or more of those Loan Groups with the highest fixed interest rate. The Class A-X Certificates will be "interest only" certificates and will not be entitled to distributions of principal.

Certain classes of certificates may be exchangeable for certain other classes of certificates in the combinations identified in the term sheet. See "Description of the Certificates — Exchangeable Certificates" in this term sheet supplement.

The classes of certificates in the term sheet with a "B" or an "M" in their class designations are referred to in this term sheet supplement as the subordinate certificates. The Trust Fund may issue two separate groups of subordinate certificates, which may consist of one or more of the following certificates or certificate groups: (x) the Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5 and Class 1B-6 Certificates and (y) the Class 2M-1, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates. Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate related Loan Groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related Loan Groups.

The Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 2M-1, Class 2B-1, Class 2B-2 and Class 2B-3 Certificates are collectively referred to in this term sheet supplement as the senior subordinate certificates.

The Other Certificates

Any subordinate certificates issued by the trust without an investment grade rating will not be offered by the term sheet, this term sheet supplement or the prospectus supplement. Generally, the Class 1B-4, Class 1B-5, Class 1B-6, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates (collectively referred to in this term sheet supplement as the junior subordinate certificates) may be privately offered, are subordinated to the related classes of offered certificates and provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates—Subordination and Allocation of Losses" in this term sheet supplement.

The Class X Certificate, if any, represents the right to receive certain amounts on deposit in any basis risk reserve fund as described in this term sheet supplement.

The classes of certificates in the term sheet with an "R" in their class designation are referred to in this term sheet supplement as the "Residual Certificates."

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the term sheet.

The certificates will represent interests in the mortgage pool described below.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

Closing Date

On or about June 29, 2007.

Cut-Off Date

June 1, 2007.

Distribution Dates

Distributions on each class of certificates will be made on the 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day. The first distribution date will be July 25, 2007.

"Business Day" for the purposes of distribution dates and the master servicing and trust agreement means any day other than (i) a Saturday or Sunday or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the master servicer, the securities administrator or the trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable servicer, or any assignee of any such party, are located (for purposes of any of the sale and servicing agreements).

Monthly Distributions

Each month the securities administrator will make distributions of interest and principal to the holders of the certificates.

Rated Final Distribution Date

The rated final distribution date for distributions on each class of offered certificates will be set forth on the cover of the prospectus supplement and will be determined by adding one month to the maturity date of the latest maturing mortgage loan related to such certificates.

Record Date

The record date for the offered certificates and each distribution date will be the last Business Day of the related interest accrual period.

Certificate Interest Rates

The certificate interest rates for the offered certificates will equal the rates set forth or described on the cover of the prospectus supplement and the accompanying footnotes and as set forth or described in the term sheet. The prospectus supplement will contain the final certificate interest rates.

Interest Accrual Period

For any distribution date, the interest accrual period will be (i) for each class of offered certificates other than any class of certificates that accrues interest based on LIBOR (each a "LIBOR Certificate") the immediately preceding calendar month and (ii) for the LIBOR Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month, based on a 30 day month. For the first distribution date, interest on all classes of certificates entitled to interest (other than any LIBOR Certificates) will accrue from June 1, 2007. For the first distribution date, interest will accrue on any LIBOR Certificates from June 25, 2007.

The interest to be distributed to each class of certificates entitled thereto on each distribution date will be calculated by multiplying (i) 1/12 of the applicable per annum certificate interest rate set forth or described in the term sheet by (ii) the Class Principal Balance or Notional Amount, as applicable, of such class at the close of business on the preceding distribution date.

Distributions of Interest

On each distribution date, interest on the certificates related to each Collateral Group will be distributed from related collections and Advances (as defined below) in the order described in the prospectus supplement and "Description of the Certificates—Priority of Distributions" in this term sheet supplement. Interest to be distributed to each class of certificates entitled thereto on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period on the Class Principal Balance or Notional Amount of that class, as applicable. Interest will not accrue on overdue interest.

On each distribution date, accrued certificate interest will not be distributed to any Z Certificates (as described below) but will instead be added to their respective class principal balances and distributed as described in this term sheet supplement.

It is possible that, on a distribution date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If a servicer does not make an otherwise required advance in respect of a related mortgage loan because it determines that the advance would be nonrecoverable, some certificates, most likely the related subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. These amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial principal prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, on any distribution date, the applicable servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the securities administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain servicers, any voluntary principal prepayments in part) received by that servicer during the period beginning on the second day of the month immediately preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs and (y) an amount generally equal to all or one-half of the applicable servicing fee for that distribution date. In the event one or more servicers do not pay required compensating interest on any distribution date, the master servicer is required to pay that amount (to the extent that such amount does not exceed the total of its master servicing fee for that distribution date) through a reduction in the amount of the master servicing fee. None of the servicers, the master servicer or any successor servicer will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates may occur. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest" in this term sheet supplement.

Interest Rate Caps

The holders of one or more classes of certificates (such certificates, “Cap Contract Certificates”) may have the benefit of one or more interest rate cap agreements entered into with an interest rate cap provider to be identified in the prospectus supplement. Any payments received under any interest rate cap agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of the related class or classes of certificates when the related interest rate is limited by the applicable maximum rate. Payments under each interest rate cap agreement to the holders of the related certificates may mitigate against the effects of a mismatch between the Effective Net Rate on the mortgage loans contributing to the related Collateral Group and one-month LIBOR used to determine the interest rates on these certificates.

Distributions of Principal

General

As principal is collected on the mortgage loans related to each Collateral Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described in this term sheet supplement. In general, payments on the senior certificates will be made from collections on the mortgage loans contributing to the related Collateral Group. Distributions on the subordinate certificates will be made from collections on the mortgage loans contributing to all Collateral Groups in one or more related Loan Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral Groups based on the Applicable Fractions of that mortgage loan for those Collateral Groups. Except to the extent that collections otherwise payable to the related subordinate certificates are used to make payments to senior certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates entitled to principal, however, will receive principal on each distribution date.

Principal collections will be further divided between the related senior certificates and the related subordinate certificates in the manner described in this term sheet supplement.

The senior certificates may include one or more classes of planned amortization certificates ("PACs") or targeted amortization certificates ("TACs"). Principal collections on PACs and TACs will be allocated in a manner that, to the extent possible, will result in the certificates of such class or classes receiving principal payments according to a schedule. The receipt by a certificateholder of payments that match the related planned amortization certificate schedule or the related targeted amortization certificate schedule will depend, however, on the rate at which payments are collected on the related mortgage loans and there is no assurance that the schedule will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the Certificates—Priority of Distributions" and "—Distributions of Principal on the Certificates" in this term sheet supplement.

The senior certificates may include one or more classes of super senior certificates ("Super Senior Certificates") and one or more classes of related credit support certificates ("Credit Support Certificates"). Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances of such Credit Support Certificates have been reduced to zero.

The senior certificates may include one or more classes of non-accelerating senior certificates ("NAS Certificates"). NAS Certificates will not necessarily benefit from the accelerated distributions available to the other classes of senior certificates.

The senior certificates may include one or more classes of senior support certificates ("Senior Support Certificates"). Any Senior Support Certificates will provide support for the related classes of PACs, TACs or NAS Certificates.

The senior certificates may include one or more classes of accrual certificates ("Z Certificates"). Interest distributions on any Z Certificates will not be distributed on such certificates but will instead be added to the class principal balance thereof and distributed to the related class or classes of accretion directed certificates ("AD Certificates") until the aggregate class principal balance of such AD Certificates has been reduced to zero.

The subordinate certificates will generally receive distributions of principal in their order of seniority, as described in the term sheet and in "Description of the Certificates—Priority of Distributions" and "—Subordination and Allocation of Losses" in this term sheet supplement. Each class of subordinate certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the related mortgage loans on each distribution date but will not be entitled to receive any share of principal prepayments prior to the distribution date in July 2012.

Interest Only Certificates

The Class A-X Certificates are, and other classes of certificates may be, "Interest Only Certificates." As a result, investors in these classes of certificates will receive distributions of interest based on the related Notional Amount, but will not receive distributions of principal.

The Notional Amount for each class of Class A-X Certificates on each distribution date will be equal to the total principal balance of the mortgage loans in each related Loan Group having Net Rates greater than or equal to the certificate interest rate on the Class A-X Certificates (the "Premium Loans") multiplied by the following fraction:

weighted average Net Rate of all related
Premium Loans in that Loan Group minus the designated
rate for the applicable Collateral Group
the certificate interest rate on that class of
Class A-X Certificates.

Principal Only Certificates

The Class A-P Certificates are, and other classes of senior certificates may be, principal only certificates. This means that the investors in these classes of certificates will not receive distributions of interest.

The securities administrator will distribute a portion of the principal payments received on each mortgage loan in each related Loan Group that has a Net Rate less than the designated rate for the applicable Collateral Group (the "Discount Loans") to investors in the related class of Class A-P Certificates.

This portion is determined for each Loan Group based on the following fraction as to each related Discount Loan in that Loan Group:

the designated rate for the applicable Collateral Group minus the
Net Rate of such Discount Loan in
that Loan Group
the designated rate for the applicable Collateral Group.

Priority of Distributions

It is possible that, on any particular distribution date, payments from the mortgage loans and principal and interest advances will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some related certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

The calculation of the amount of principal and interest that the securities administrator will distribute on each distribution date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see the term sheet and "Description of the Certificates—Priority of Distributions" and "—Distributions of Principal on the Certificates" in this term sheet supplement.

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable regular certificates are allocated to the related exchangeable certificates that are entitled to principal. The payment characteristics of the classes of exchangeable certificates will reflect the aggregate payment characteristics of the related regular certificates.

See "Description of the Certificates—Exchangeable Certificates—Procedures" in this term sheet supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to holders of certificates related to any Collateral Group, the related senior certificates will receive distributions of interest and principal, as applicable, before the related subordinate certificates are entitled to receive distributions of interest or principal. The related subordinate certificates will receive distributions of their pro rata shares of the principal distribution amount from that Collateral Group allocated to those subordinate certificates in their order of seniority. This provides additional security to the related senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other classes of related subordinate certificates with lower numerical class designations.

Shifting Interests

The senior certificates (other than the interest only certificates and the Class A-P Certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans contributing to the related Collateral Groups until the 5th anniversary of the first distribution date. Thereafter, the senior certificates (other than the interest only certificates and the Class A-P Certificates) related to these groups will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans contributing to the related Collateral Groups (subject to certain triggers that would reduce distributions to the related subordinate certificates). This will result in a faster rate of return of principal to the senior certificates (other than the interest only certificates and the Class A-P Certificates) than would occur if the senior certificates and the subordinate certificates received all payments from the related Collateral Groups, including prepayments, pro rata, and increases the likelihood that holders of senior certificates (other than the interest only certificates and the Class A-P Certificates) will receive the full amount of principal to which they are entitled. The NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for that class of subordinate certificates, the most senior class of related subordinate certificates that has not maintained its initial subordination level and each class of related subordinate certificates senior thereto will receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of related subordinate certificates. For a more detailed description of how principal prepayments are allocated among the senior certificates and the related subordinate certificates, see the term sheet and "Description of the Certificates—Priority of Distributions" and the related definitions under "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

Allocation of Losses

Realized Losses

A loss is realized on a mortgage loan when the related servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that servicer, and expenses of foreclosure (but not including any subsequent recoveries in respect of that mortgage loan after a loss has been realized). In general, losses will be borne by the most junior class of related subordinate certificates then outstanding.

Because the subordinate certificates represent interests in all of the Collateral Groups in one or more related Loan Groups (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates), the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any related Collateral Group, increasing the likelihood that losses experienced in the other related Collateral Groups will be allocated to the senior certificates corresponding to those Collateral Groups.

If the class principal balances of all of the related subordinate certificates have been reduced to zero, further losses on the related mortgage loans (other than the portion of those losses allocable to the Class A-P Certificates) will be allocated to the related classes of senior certificates (other than the related interest only certificates), pro rata based on their outstanding class principal balances, until the total class principal balance of such classes of certificates has been reduced to zero; provided, that losses otherwise allocable to Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances thereof have been reduced to zero. The Applicable Fraction of each loss on a Discount Loan will be allocated to the related class of Class A-P Certificates.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain senior certificates corresponding to the other related Collateral Groups. As described in greater detail in this term sheet supplement, this "cross-collateralization" among the related Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

•
If the senior certificates relating to one Collateral Group in a Loan Group have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other Collateral Groups in that Loan Group and any other related Loan Groups, if any, before being paid to the related subordinate certificates.

High loss situations:

•
If the total principal amount of the senior certificates related to one Collateral Group in a Loan Group is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans contributing to the other Collateral Groups in that Loan Group and any other related Loan Groups otherwise distributable to the related subordinate certificates will be paid to those senior certificates.

See "Description of the Certificates—Cross-Collateralization" in this term sheet supplement.

Servicing of the Mortgage Loans

It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related sale and servicing agreement. See "The Servicers" in this term sheet supplement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make scheduled monthly payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, on the immediately preceding or next succeeding business day, as specified in the applicable sale and servicing agreement (the "Servicer Remittance Date"), the servicers will be required to remit all collections attributable to the preceding due period (including scheduled payments, principal prepayments and proceeds of liquidated mortgage loans) to the master servicer, and two business days prior to the distribution date (the "Master Servicer Remittance Date"), the master servicer will be required to remit the available distribution amount to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders (the "Certificate Account") from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be required to make a principal and interest advance of its own funds to cover the shortfall (a “P&I Advance”). In addition, each servicer will be required to make servicing advances of certain amounts necessary to protect the value of each mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "Servicing Advances" and, together with P&I Advances, "Advances"). Each servicer will be entitled to reimbursement of these Advances in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Furthermore, no servicer will be required to make an advance of principal or interest if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan.

The master servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicers (and the master servicer, the trustee (as successor master servicer) and any other successor master servicer, as applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund. See "Description of the Certificates—Advances" in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account. The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it will be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account. The annual trustee fee will be equal to $3,500.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by such servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be an amount equal to interest at one twelfth of a per annum rate equal to 0.20% (for the mortgage loans serviced by Countrywide Home Loans Servicing LP) or 0.25% (for the mortgage loans serviced by Avelo Mortgage, L.L.C., GMAC Mortgage, LLC, National City Mortgage Co., SunTrust Mortgage, Inc., Washington Mutual Bank, and Wells Fargo Bank, N.A.) on the stated principal balance of that mortgage loan.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the related originator (or by Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under "Description of the Certificates—Transfer of the Mortgage Loans to the Trustee" and "—Representations and Warranties Regarding the Mortgage Loans."

Optional Purchase of the Mortgage Loans

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in a Loan Group or in related Loan Groups is less than 1% of the aggregate scheduled principal balance of the mortgage loans in that Loan Group or Loan Groups as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in that Loan Group or Loan Groups and all property acquired in respect of any such mortgage loan remaining in the trust fund. If the mortgage loans and any related property are purchased, the proceeds of the sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any basis risk shortfalls).

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety (90) days or more delinquent or has experienced an “early payment default,” subject to the limitations and as described in this term sheet supplement under "Description of the Certificates—Optional Repurchase of Mortgage Loans That Are Delinquent or Subject to Early Payment Default."

Denominations

The senior certificates (other than the principal only certificates and the interest only certificates) are offered in minimum denominations of $25,000 initial certificate balance each and multiples of $1 in excess of $25,000. The senior subordinate certificates are offered in minimum denominations of $250,000 initial principal balance each and multiples of $1 in excess of $250,000. Any interest only certificates (other than the Class A-X Certificates) are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. Any principal only certificates (other than the Class A-P Certificates) are offered in minimum denominations of $100,000 initial principal balance each and multiples of $1 in excess of $100,000. Each class of Class A-P and Class A-X Certificates are each offered in the form of a single certificate representing the entire initial class principal balance or notional amount thereof, as applicable. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Legal Investment

As of the date of their issuance, the senior certificates and any other classes of certificates rated in one of the top two rating categories by at one least one of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service Limited will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Certain Legal Investment Aspects" in this term sheet supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You are encouraged to consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this term sheet supplement and in the prospectus, it is expected that the senior certificates and the senior subordinate certificates will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. See "ERISA Considerations" in this term sheet supplement and in the prospectus.

However, if a Cap Agreement is held in a separate interest trust, prior to the termination of any such Cap Agreement, the related certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this term sheet supplement under “ERISA Considerations.”

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will elect to treat all or a portion of the trust fund as one or more REMICs. The offered certificates (exclusive of any right to receive basis risk shortfalls) will represent beneficial ownership of one or more REMIC regular interests, which will generally be treated as debt for federal income tax purposes. For federal income tax purposes, the Residual Certificates will represent ownership of the residual interest in each REMIC. Any interest only certificates, principal only certificates and Z Certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this term sheet supplement and "Federal Income Tax Consequences" in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service Limited indicated in the term sheet. The ratings on the offered certificates address the likelihood of the receipt by holders of such offered certificates of all distributions on the underlying mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates and cause the holders of the interest only certificates to fail to recover their initial investments.

The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns
Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage pool to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage pool than if the mortgage pool were more diversified.

Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Further, the concentration of the mortgage loans in one or more states will have a disproportionate effect on certificateholders if the regulatory authorities in any of those states take actions against an originator or servicer that impair the issuing entity's ability to realize on those loans. See "ំRecent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates" below.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Prepayments, Defaults and Losses May Negatively Affect Yields on Your Certificates
Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust fund will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust fund.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

If you purchase a class of Class A-X Certificates and the Premium Loans in a related Loan Group prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase any other class of interest only certificates and the related mortgage loans prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase a class of Class A-P Certificates and the Discount Loans in a related Loan Group prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.
If you purchase any other class of principal only certificates and the related mortgage loans prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

Certain of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Each originator (and Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) made certain representations and warranties regarding the mortgage loans it sold to the sponsor. Upon a discovery of a breach of certain of these representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering the breach will give prompt written notice to the other parties as provided in the applicable sale and servicing agreement. Generally, within 60 to 90 days of the earlier of the discovery by and/or notice to the applicable originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) of that breach, such originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) will be required to cure that breach, and if that breach cannot be cured within the applicable time period after the discovery of that breach, to repurchase that mortgage loan. In addition, the depositor has the option, but is not obligated, to purchase from the issuing entity (a) any mortgage loan that is ninety (90) days or more delinquent; provided, however, that the aggregate principal balance as of the cut-off date of such mortgage loans purchased by the depositor may not exceed 5% of aggregate principal balance as of the cut-off date of all of the mortgage loans in the trust fund or (b) any mortgage loan that has experienced an “early payment default.” Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. In addition, it is possible that an originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of an originator (or Goldman Sachs Mortgage Company with respect to mortgage loans acquired through its conduit program) to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the related certificates could occur.

When the aggregate principal balance of the mortgage loans in a Loan Group or in related Loan Groups has been reduced to a specified percentage of that balance as of the cut-off date, the master servicer may purchase all of the mortgage loans in those Loan Groups and the related certificates will be retired. See "Description of the Certificates—Optional Purchase" in this term sheet supplement. If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders. This would have the same effect on the related classes of certificates as if all of the remaining mortgagors related to those Loan Groups had made prepayments in full.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

Because each of the subordinate certificates represents interests in all the mortgage loans in the related Loan Group or Loan Groups, the principal amounts of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any Collateral Group within a related Loan Group. As a result, losses on the mortgage loans contributing to one Collateral Group will reduce the loss protection provided by the related subordinate certificates to the senior certificates corresponding to the other related Collateral Groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Many of the mortgage loans were originated within the one year period prior to their sale to the trust fund. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the senior subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the related mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans related to your certificates, you may suffer losses.
Mortgage Rates and Other Factors May Affect the Certificate Interest Rates of the LIBOR Certificates
The LIBOR Certificates accrue interest at certificate interest rates based on the one-month LIBOR index plus specified margins or vary inversely with LIBOR, but are subject to certain limitations. Those limitations on the certificate interest rates for the LIBOR Certificates are, in part, based on the weighted average of the net interest rates on the related mortgage loans, net of certain fees paid from the trust fund.

A variety of factors could limit the certificate interest rates and adversely affect the yield to maturity on the LIBOR Certificates. Some of these factors are described below:

The interest rates on the mortgage loans will not adjust. As a result of the limit on the certificate interest rates for the LIBOR Certificates, those LIBOR Certificates may accrue less interest than they would accrue if their certificate interest rates were based solely on the one-month LIBOR index plus the specified margin or the specified margin minus the one-month LIBOR index, as applicable.

Further, the certificate interest rates for the LIBOR Certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the mortgage loans do not adjust. Consequently, the limit on the certificate interest rates for the LIBOR Certificates may limit increases in the certificate interest rates for those classes for extended periods in a rising interest rate environment.

If, on any distribution date, the certificate interest rate on a class of LIBOR Certificates is limited by the applicable maximum interest rate cap, a "basis risk shortfall" will result. This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum certificate interest rate over interest calculated at the maximum certificate interest rate. On any distribution date, the securities administrator will repay any basis risk shortfalls to the extent of amounts received under any interest rate cap agreement available for such purpose and to the extent of amounts available in the basis risk reserve fund as described in this term sheet supplement. There can be no assurance that such amounts will be sufficient to repay any basis risk shortfalls. The ratings on the LIBOR Certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the certificate interest rates on the related LIBOR Certificates are more likely to be limited.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates
When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer. Each servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full (and, in certain cases, in part), but only to the extent of either the full amount of the applicable monthly servicing fee or one-half of the applicable monthly servicing fee for the related distribution date.

If a servicer fails to make compensating interest payments or the shortfall exceeds the applicable limit for the related distribution date, there will be fewer funds available for the distribution of interest on the related certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from certain partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinate Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans
The weighted average lives of, and the yields to maturity on the certificates will be progressively more sensitive, in the reverse order of their seniority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans related to your certificates is higher than you assume, then the actual yield to maturity of your certificates may be lower than the yield you anticipate. The timing of losses on the related mortgage loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity. Losses on the mortgage loans in any Loan Group will be allocated first to the most junior class of related subordinate certificates then outstanding. If the total class principal balance of the related subordinate certificates has been reduced to zero, all further losses on those mortgage loans will be allocated to the related senior certificates on a pro rata basis; provided, that losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balance thereof has been reduced to zero. As a result of such reductions, less interest will accrue on such class or classes of certificates than would otherwise be the case.

In addition, the effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Transfer of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates
It is possible that servicing of mortgage loans may be transferred in the future to servicers other than the initial primary servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreements either because, with respect to mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in a servicer’s performance under the related sale and servicing agreement.

All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans
In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the active duty status of a large number of reservists and members of the National Guard may continue or increase or that the rotations of reservists or members of the National Guard may otherwise activate mortgagors of the mortgage loans in the mortgage pool. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust fund, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement. None of the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only
The certificates will not represent an interest in or obligation of the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not Be Liquid
The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of those certificates. See “Legal Investment” in this term sheet supplement and in the prospectus.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of a Servicer to Perform or Insolvency of a Servicer May Adversely Affect the Yield on the Certificates
The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner. See "The Servicers" in this term sheet supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related sale and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that servicer to service the mortgage loans could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on the certificates.

The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to any PAC or TAC Certificates
The planned amortization classes, or PACs, and targeted amortization classes, or TACs, will generally be less affected by the rate of principal prepayments than other classes of certificates. This is because on each distribution date, these certificates are designed to receive principal distributions according to a schedule to be set forth in the prospectus supplement. See "Description of the Certificates—Priority of Distributions." The schedule for the PACs will assume that the rate of prepayments on the related mortgage loans remains between two prepayment rates based on the Bond Market Association’s Standard Prepayment Assumption Model or other prepayment model. The schedule for the TACs will assume that the rate of prepayments on the related mortgage loans remains at a specific rate based on the Bond Market Association’s Standard Prepayment Assumption Model or other prepayment model. However, there can be no assurance that the rate of prepayments on the mortgage loans will occur between those rates. If the mortgage loans prepay at a rate faster or slower than those rates, distributions of principal may no longer be made according to the related schedule. See "Yield and Prepayment Considerations," and "Yield and Prepayment Considerations—PAC and TAC Certificates."

Weighted Average Lives of the PAC and TAC Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments
Any PAC or TAC support certificates have been designed to stabilize the related PAC or TAC certificates. As PAC and TAC support certificates, the amount distributable on any distribution date as principal to the class or classes of the PAC or TAC support certificates and the weighted average life of the class or classes of PAC or TAC support certificates will be highly sensitive to prepayments on the mortgage loans contributing to the related Collateral Group. If principal payments on the mortgage loans contributing to the related Collateral Group fall below a certain level for a distribution date, any PAC or TAC support certificates will receive no distributions of principal and if principal payments on the mortgage loans contributing to the related Collateral Group exceed a certain level for a distribution date, any PAC or TAC support certificates will be paid in full before the related PAC or TAC certificates. As a result, the amount of principal which PAC and TAC support certificates will receive on any distribution date and the weighted average life of these certificates will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in the related Collateral Group. If you are an individual investor you are encouraged to carefully consider these effects on your investment goals. These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions. See "Yield and Prepayment Considerations" and "Yield and Prepayment Considerations—Support Certificates."

Mortgage Loans with Interest Only Payments Lengthen the Weighted Average Lives of the Certificates and May Be Subject to Increased Delinquency and Loss
Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period following the origination of the mortgage loan. Following that period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment that mortgage loan may be subject to an increased risk of delinquency and loss.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, particularly in the subprime sector. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of “early payment defaults,” or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of “early payment defaults” or breaches of representations and warranties may also affect the performance of the certificates.

A number of state regulatory authorities have recently taken action against certain loan originators and servicers for alleged violations of state laws. Certain of those actions prohibit those servicers from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the ability of mortgage loan servicers, to take actions (such as pursuing foreclosures) that may be essential to service and preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations that applied to a servicer of the mortgage loans could adversely affect the issuing entity's ability to realize on the mortgage loans.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “Alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing your certificates and may adversely affect the yield on your certificates.

The Sponsor and its Affiliates May Have Conflicts of Interest
Recent developments in the subprime mortgage market have led to deterioration in the financial performance of many subprime and Alt-A loan originators and servicers. Due to these developments, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the sponsor and its affiliates may have or may enter into in the future with one or more loan originators and servicers.

In taking any actions or engaging in other transactions with such originators and servicers, the sponsor and its affiliates are not required to take into account the effect of such actions or transactions on the issuing entity or the certificateholders. Among other things, the sponsor and its affiliates may purchase, as principal, loans originated or sold by such originators that are not included in the issuing entity, and may seek to enforce against such originators any remedies they may have if an early payment default or breach of representation and warranty occurs with respect to such other loans. The sponsor or its affiliates may provide secured or unsecured financing to one or more originators, and may seek to enforce remedies against such originator if an event of default occurs in respect of that financing. The sponsor and its affiliates will not have any obligation to account to the issuing entity for any amounts they collect in respect of any loans, financing or other transactions they may have with any originator, and the sponsor and its affiliates will have no obligation to pursue any claims against such originators on behalf of the issuing entity or with respect to loans included in the issuing entity.

Risks Related to Simultaneous Second Liens and Other Borrower Debt
At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-136 in this term sheet supplement and under the caption “Index” beginning on page 128 of the prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

THE TRUST AGREEMENT

The Series 2007-4F Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the "Trust Agreement") among GS Mortgage Securities Corp., as Depositor ("GSMSC" or the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), U.S. Bank National Association, as Trustee (the "Trustee") and as a custodian, and Deutsche Bank National Trust Company, as a custodian (together with U.S. Bank National Association, the "Custodians"). The mortgage loans will be assigned to the Trustee on behalf of the certificateholders. The certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool of conventional fixed rate residential mortgage loans (the “Mortgage Loans”), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicer Account or into a special purpose account (the "Certificate Account"), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans and (5) all proceeds of the foregoing. In exchange for the Mortgage Loans and other property, the Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•	the original principal balance and the scheduled principal balance of such Mortgage Loan as of the close of business on June 1, 2007 (the Cut-Off Date);

•	the maturity date of such Mortgage Loan; and

•	the mortgage interest rate of such Mortgage Loan.

The Trust Fund will also contain other property, including:

•	a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•	any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•	amounts held in the Certificate Account.

Each Custodian will execute and deliver to the Trustee a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to a master custodial agreement. The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. The Master Servicer will be obligated to appoint a successor servicer or act as a successor servicer in the event of the resignation or removal of any Servicer, and the Trustee, as successor master servicer, will be obligated to appoint a successor servicer or act as a successor servicer in the event of a default by the Master Servicer of its obligation to so appoint a successor servicer or to act as a successor servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor, the Master Servicer and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-4F. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-4F, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Trustee under the Trust Agreement, and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. The Custodians are similarly indemnified pursuant to the master custodial agreement.

The Securities Administrator will be entitled to retain, as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans (the "Mortgage Loans") will consist of conventional fixed-rate, fully amortizing and balloon mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgaged Properties, which may include one- to four-family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described in the prospectus supplement and the term sheet.

Substantially all of the Mortgage Loans (other than any interest only loans, which will not require scheduled payments of principal for a certain period after origination) will have principal and interest payable on the first day of each month (the “Due Date”). Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by lender-paid primary mortgage insurance policies.

All of the Mortgage Loans were purchased by Goldman Sachs Mortgage Company (“GSMC”) from Countrywide Home Loans, Inc., (“Countrywide Home Loans”), GMAC Mortgage, LLC (“GMACM”), National City Mortgage Co. (“National City”), SunTrust Mortgage, Inc. (“SunTrust Mortgage”), Lydian Private Bank (“Lydian”), Washington Mutual Bank (“WaMu”), Wells Fargo Bank, N.A. (“Wells Fargo Bank”), and various other mortgage loan originators and were acquired by GSMC from such originators and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the “Conduit Program”) (each of such entities, together with Countrywide Home Loans, GMACM, National City, SunTrust Mortgage, Lydian, WaMu and Wells Fargo Bank, a “Loan Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, in the case of the Mortgage Loans acquired through the Conduit Program, were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Avelo Mortgage, L.L.C. (“Avelo”) pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements, seller’s warranty agreements and master loan purchase agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”). Each Loan Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "—Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trustee insofar as it relates to the related Mortgage Loans.

The Goldman Sachs Mortgage Conduit Program

The information set forth below has been provided by GSMC.

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

In addition to its "full" documentation program, loans acquired by GSMC through the Conduit Program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

Full Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	90%	90%
680	100	100	95	95	90	90
640	100	100	90	90	90	90
620	100	100	90	90	85	90
600	100	100	90	90	85	90
580	90	95	90	90	80	90
560	90	95	85	90	75	90
540	85	95	N/A(2)	N/A(2)	N/A(2)	N/A(2)
___________________
(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.
(2)	Not applicable.

Reduced Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	85%	90%
680	100	100	90	90	85	90
640	100	100	90	90	80	90
620	95	95	85	90	75	90
600	90	90	85	90	75	90
580	90	90	80	90	75	90
560	85	90	80	80	75	90
540	80	90	N/A(2)	N/A(2)	N/A(2)	N/A(2)
___________________
(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.
(2)	Not applicable.

Stated Income / Stated Income Stated Asset Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	90%	90%	85%	90%
680	100	100	90	90	80	90
640	90	100	85	90	80	90
620	85	90	80	90	75	90
600	85	90	80	90	70	90
580	80	90	75	90	70	90
560	75	90	65	90	60	90
___________________
(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

No Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	95%	95%	85%	85%	80%	80%
680	90	90	85	85	75	75
660	85	85	80	80	70	70
___________________
(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Countrywide Home Loans’ Underwriting Guidelines

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General” below.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

GMAC Mortgage, LLC Underwriting Guidelines

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage, LLC purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMAC Mortgage, LLC. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage, LLC’s underwriting standards described below.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Loan Origination and Types of Mortgage Loans

GMAC Mortgage, LLC’s primary source for residential mortgage loan production is through the origination of loans through its retail branches and direct lending network.  GMAC Bank's primary source for residential mortgage loan production is through the origination of loans through its mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

GMAC Mortgage, LLC originates and acquires mortgage loans that generally fall into one of the following four categories:

•
Prime Conforming Mortgage Loans — These are prime credit quality first-lien mortgage loans secured by single-family residences that are generally acceptable for purchase by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

•
Prime Non-Conforming Mortgage Loans — These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or (2) have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

•	Government Mortgage Loans — These are first-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

•	Second-Lien Mortgage Loans — These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

The following tables set forth the dollar amount of mortgage loans originated by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period.  GMAC Mortgage, LLC originated a residential mortgage loan portfolio of approximately $89.3 billion, $13.5 billion, $4.9 billion and $6.8 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC originated a residential mortgage loan portfolio of approximately $6.8 billion, $1.6 billion, $0.3 billion and $3.1 billion for the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC ORIGINATION EXPERIENCE

($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	36,583	227,094	275,148	276,444	558,204
Dollar Amount of Loans	$6,801	$42,186	$50,003	$45,635	$89,271
Percentage Change from Prior Year	(83.88)%	(15.63)%	9.57%	(48.88)%	61.12%
Prime non-conforming mortgage loans
No. of Loans	5,238	39,096	96,291	101,883	41,202
Dollar Amount of Loans	$1,564	$13,340	$27,903	$28,522	$13,451
Percentage Change from Prior Year	(88.28)%	(52.19)%	(2.17)%	112.04%	91.88%
Government mortgage loans
No. of Loans	2,230	24,335	31,164	40,062	49,988
Dollar Amount of Loans	$327	$3,510	$4,251	$4,834	$4,929
Percentage Change from Prior Year	(90.68)%	(17.43)%	(12.06)%	(1.93)%	45.01%
Second-lien mortgage loans
No. of Loans	59,164	248,460	167,949	163,233	161,036
Dollar Amount of Loans	$3,072	$15,658	$9,389	$8,457	$6,803
Percentage Change from Prior Year	(80.38)%	66.77%	11.02%	24.31%	17.25%
Total mortgage loans originated
No. of Loans	103,215	538,985	570,552	581,622	810,430
Dollar Amount of Loans	$11,764	$74,694	$91,546	$87,448	$114,454
Percentage Change from Prior Year	(84.25)%	(18.41)%	4.69%	(23.60)%	59.81%

Underwriting Standards

      General Standards. All mortgage loans that GMAC Mortgage, LLC originates and most of the mortgage loans that GMAC Mortgage, LLC purchases are subject to its underwriting guidelines and loan origination standards. When originating mortgage loans directly through retail branches or by internet or telephone, or indirectly through mortgage brokers, GMAC Mortgage, LLC follows established lending policies and procedures that require consideration of a variety of factors, including:

•	the borrower’s capacity to repay the loan;

•	the borrower’s credit history;

•	the relative size and characteristics of the proposed loan; and

•	the amount of equity in the borrower’s property (as measured by the borrower’s loan-to-value ratio).

GMAC Mortgage, LLC’s underwriting standards have been designed to produce loans that meet the credit needs and profiles of GMAC Mortgage, LLC borrowers, thereby creating more consistent performance characteristics for investors in GMAC Mortgage, LLC’s loans. When purchasing mortgage loans from correspondent lenders, GMAC Mortgage, LLC either re-underwrites the loan prior to purchase or delegates underwriting responsibility to the correspondent lender originating the mortgage loan.

To further ensure consistency and efficiency, much of GMAC Mortgage, LLC’s underwriting analysis is conducted through the use of automated underwriting technology. GMAC Mortgage, LLC also conducts a variety of quality control procedures and periodic audits to ensure compliance with GMAC Mortgage, LLC origination standards, including responsible lending standards and legal requirements. Although many of these procedures involve manual reviews of loans, GMAC Mortgage, LLC seeks to leverage its technology in further developing our quality control procedures. For example, GMAC Mortgage, LLC has programmed many of its compliance standards into its loan origination systems and continues to use and develop automated compliance technology to mitigate regulatory risk.

GMAC Mortgage, LLC’s underwriting standards with respect to the mortgage loans generally will conform to those published in GMAC Mortgage, LLC’s underwriting guidelines. The underwriting standards as set forth in GMAC Mortgage, LLC’s underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

The underwriting standards set forth in GMAC Mortgage, LLC’s underwriting guidelines may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

GMAC Mortgage, LLC’s underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMAC Mortgage, LLC’s underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Jumbo Loan Programs. The underwriting standards set forth in GMAC Mortgage, LLC’s underwriting guidelines with respect to mortgage loans originated or acquired under GMAC Mortgage, LLC’s jumbo loan programs provide for varying levels of documentation. For the “Standard” documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower’s assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

Loan applications for jumbo loans for loan amounts or combined loan amount less than $850,000 originated or purchased by GMAC Mortgage, LLC may be submitted to an automated underwriting system. GMAC Mortgage, LLC uses Fannie Mae’s Desktop Underwriter program, or DU, or Freddie Mac’s Loan Prospector program, or LP. These automated underwriting systems were developed by Fannie Mae and Freddie Mac and are used to underwrite conventional, governmentally insured and jumbo loans based on established guidelines. Loans that receive an “Approve/Eligible” or an “Approve/Ineligible” only as a result of parameters acceptable under the specific product that do not meet conforming eligibility guidelines in connection with DU or “Accept Plus” or “Accept” in connection with LP are considered loans eligible for origination or purchase by GMAC Mortgage, LLC and may follow reduced income and asset documentation as noted on the automated underwriting finding report. This streamlined documentation alternative does not apply to loan amounts and combined loan amounts exceeding $850,000. Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process. The automated underwriting system is not used as a loan decision tool but, instead, is used only as a reduced documentation alternative for certain qualifying mortgage loans, and jumbo loans are generally subjected to a manual review via the approved delegated underwriting authority.

Recently, GMAC Mortgage, LLC has instituted a proprietary automated underwriting decision engine for selected jumbo mortgage products (the “AU Engine”). The proprietary AU Engine is built from Fannie Mae’s Desktop Underwriter program, or DU. Loans must run through the Fannie Mae system to access the AU Engine. Loans that receive an “Approve/Eligible” or an “Approve/Ineligible” from DU will pass through to the AU Engine with the streamlined documentation alternative shown on the report. The AU Engine provides recommendations on GMAC Mortgage, LLC jumbo mortgage products and provides the ability to validate loans using the AU Engine “Approve” recommendation. This automated underwriting decision does not apply to loan amounts and combined loan amounts exceeding $850,000. Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process.

The AU Engine delivers a full underwriting decision that includes GMAC Mortgage, LLC’s product guidelines and customized findings messages. Loans that receive an “Approve” recommendation from the AU Engine will be considered as having a GMAC Mortgage, LLC automated conditional approval and will follow the findings documentation report supplied by the AU Engine for all documentation requirements. Loans that receive a “Refer” recommendation from the AU Engine may not follow the findings documentation report requirements. Instead, a full manual underwrite must be completed to validate proper documentation requirements.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMAC Mortgage, LLC or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The updated appraisal must be dated within 180 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

Under GMAC Mortgage, LLC’s underwriting guidelines, loans may also be originated under the “Relocation” or “Relocation-VIP” documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of “Relocation” documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The “Relocation-VIP” program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

In addition, the GMAC Mortgage, LLC underwriting guidelines now provide for loans underwritten under the Accelerated Automated Approval (AAA). Based on the borrower’s information as well as loan product details, the underwriting engines perform the analysis of the risk involved in making the loan, and determines if the risk is acceptable. A findings report is generated identifying the characteristics of the loan along with the decision and any associated conditions/stipulations required for processing the loan. Loans determined as eligible for the Accelerated Automated Approval will receive minimal conditioning as statistical modeling determined the loan’s characteristics have a low propensity to default and have a low risk rating.

Loans may also be originated under GMAC Mortgage, LLC’s underwriting guidelines under the “Stated Income” program, a no income verification program for self-employed and salaried borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 95% loan-to-value ratio on primary residence purchases and rate term refinances and 75% loan-to-value ratio on equity refinances. A 70% loan-to-value ratio on second homes is permitted on purchases and rate term refinances. Equity refinances are not permitted for second homes under the “Stated Income” program

GMAC Mortgage, LLC’s underwriting guidelines also provide for loans under its “Select” program to employees and retirees of General Motors Corporation, or GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, “Super Select” processed loans are made to executives of GM or affiliates of GM and dealer principals with a minimum annual base salary of $200,000. For both “Select” and “Super Select” loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for “Select” is subject to a maximum loan-to-value ratio of 80% and a combined loan-to-value ratio of 90% for primary and second home purchase and rate term refinance transactions. For the “Select” program, a maximum loan-to-value ratio of 80% is permitted on primary residence equity refinances and a maximum loan-to-value ratio of 70% is permitted for second homes. Underwriting for the “Super Select” program is subject to a maximum loan-to-value ratio of 80% for primary and second home purchase and rate term refinance transactions. No equity refinances are permitted under the “Super Select” loan program. The loan-to-value ratio for the “Super Select” program is based on the borrower’s stated value and generally no appraisal is required for loan-to-value ratios of 80% or less. On the “Select” program, the borrower must supply evidence of value only in some instances. For example, if the combined loan amount exceeds $850,000 or if the loan is an equity refinance loan, an appraisal of the property is required. In addition to the loan-to-value and salary requirements described above, generally, borrower eligibility under the “Select” or “Super Select” documentation program may be determined by use of a credit scoring mode, which in most cases requires a minimum credit score of 680.

The underwriting standards set forth in the GMAC Mortgage, LLC underwriting guidelines may be varied for certain refinance transactions, including “limited documentation” or “reduced documentation” mortgage loan refinances. Limited or reduced documentation refinances, including the programs “Streamline” and “Express,” generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower’s payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, the borrower must be an existing customer of GMAC Mortgage, LLC, have a good credit history and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio, stable employment or other favorable underwriting factors.

National City Mortgage Underwriting Standards

National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast. National City Mortgage has the financial strength and stability that makes it one of the top 10 mortgage originators in the nation.

National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company’s Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company’s responsible lending policy.

Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

National City’s underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

Mortgage loans with principal balances exceeding $1,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. The originator also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

•	Verbal verification of employment

•	Less that 12 months employment verified

•	12-23 months employment verified

•	24 months or more employment verified

•	1 or 2 months bank statements

Stated Documentation

Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets may or may not be verified.

Each mortgaged property securing a Mortgage Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

SunTrust Mortgage, Inc. Underwriting Guidelines

General. SunTrust Mortgage, Inc. (“SunTrust Mortgage”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As March 31, 2007, STI had total assets of $186.4 billion and total deposits of $123.4 billion. STI is headquartered in Atlanta, Georgia, and SunTrust Mortgage is headquartered in Richmond, Virginia. SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust Mortgage is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust Mortgage has originated Alt-A mortgage loans since 2002.

Origination Process. SunTrust Mortgage is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer. SunTrust Mortgage originates mortgage loans directly through SunTrust Mortgage branches and more than 170 locations in SunTrust Mortgage markets and adjacent states. SunTrust Mortgage also accepts mortgage applications through toll-free telephone numbers and its Internet website. SunTrust Mortgage purchases mortgage loans from approved correspondents and brokers in 49 states. All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust Mortgage.

Origination Volume. The following table sets forth selected information regarding SunTrust Mortgage’s residential mortgage loan originations for the past three years:

Year to date	March 31, 2007		December 31, 2006		December 31, 2005		December 31, 2004

	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)
Loan Type
Agency Fixed	42,268	7,691,668	134,590	23,190,502	118,353	19,604,164	78,436	11,719,353
Agency ARM	1,591	380,312	4,068	876,296	4,762	871,644	17,877	3,184,106
EZ Option Fixed (1)	3,265	813,582	28,302	6,080,958	19,421	4,021,560	2,326	412,966
EZ Option ARM (1)	285	78,282	9,447	2,370,321	15,750	3,778,697	6,862	1,622,846
Jumbo Fixed	2,807	1,811,079	6,857	4,258,863	5,091	2,746,943	3,454	1,673,674
ARM Plus (2)	14	7,904	298	100,090	2,854	940,210	1	333
Other	19,951	4,038,730	116,222	18,432,858	103,398	15,690,489	74,762	11,616,584
Total:	70,181	14,821,557	299,784	55,309,888	269,629	47,653,707	183,718	30,229,862

(1) “EZ” means mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.
(2) “ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

Underwriting Standards

SunTrust Mortgage underwriting guidelines are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust Mortgage may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust Mortgage also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust Mortgage continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust Mortgage requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust Mortgage may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust Mortgage obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust Mortgage may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

As a general rule, SunTrust Mortgage offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence, 2nd home or investment property. The maximum loan amount for a cash out refinance is $2,000,000 with $200,000 cash back to the borrower for LTV’s greater than 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date will be transferred by the Depositor to the Trustee pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of June 1, 2007. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee under such agreement. The Trustee will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule").

As to each Mortgage Loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to the applicable Custodian, in accordance with the assignment agreements between the Depositor and the Trustee. Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Sale and Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Loan Seller; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

Certain of the Mortgage Loans may have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodians will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreements generally provide that if a document that should have been delivered to the applicable Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related Mortgage Loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable. Generally, such Loan Seller must deliver the missing document or cure the defect within 60 to 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, such period may be extended to 180 days or more from the date the defect is discovered.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the related Sale and Servicing Agreement, each Loan Seller made certain representations and warranties regarding the Mortgage Loans sold by it. In connection with the transfer of the Mortgage Loans to the Trustee, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trustee, will assign to the Trustee on behalf of the certificateholders all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties therein. The following is a general summary of certain representations and warranties made by the related Loan Seller as of the date that it sold the related Mortgage Loans (unless otherwise noted) as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans.

I.	Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable agreement is true and correct in all material respects as of the relevant cutoff date;

II.
Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and substantially all of the Mortgage Loans have not had a Mortgage Loan payment thirty days or more delinquent more than once in the twelve-month period preceding the Cut-Off Date;

III.
No Outstanding Charges. There are no defaults by the Loan Seller in complying with the terms of the mortgage note or mortgage, and all taxes and government assessments, insurance premiums, water, sewer and municipal charges and leasehold payments or ground rents;

IV.
Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related transfer agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part, except, with respect to certain of the Mortgage Loans, in connection with an assumption agreement approved by the mortgage insurer or title insurer, as applicable, the terms of which are reflected in the Mortgage Loan schedule to the relevant agreement;

V.
No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable and the mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

VI.
No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

VII.
Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

VIII.
No Fraud. All the documents executed in connection with the Mortgage Loan including, but not limited to, the mortgage note and the Mortgage, are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

IX.
Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects, and each mortgagor has received all disclosure materials required by applicable law with respect to the making of Mortgage Loans;

X.
Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan schedule of the relevant agreement and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development or a townhouse or a share issued by a cooperative housing corporation; provided, however, that any condominium project or planned unit development generally conforms with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling; provided further, that as of the respective appraisal date, no portion of the related Mortgaged Property was being used for commercial purposes;

XI.	Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

XII.
Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for, in some cases, certain escrowed amounts, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

XIII.
Ownership. The Loan Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Loan Seller, the Loan Seller had good and marketable title to the related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

XIV.
Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development. All parties having an interest in the Mortgage Loan are (or, during the period in which it held its interest, were) (1) in compliance with all applicable state licensing requirements of the laws of the state where the Mortgaged Property is located and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or operating subsidiaries thereof), or (5) not doing business in such state;

XV.
Title Insurance. Each Mortgage Loan is covered by a lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to the applicable federal insurer. The related Loan Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

XVI.
No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title insurance policy;

XVII.	Location of Improvements. No improvement to part of or located on the Mortgaged Property violated any applicable zoning laws or regulations;

XVIII.
Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

XIX.	Occupancy. At the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

XX.	No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

XXI.	Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

XXII.
Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business. All escrow amounts are in the possession of the Loan Seller and there are no deficiencies in connection with the escrow amounts for which customary arrangements for repayment have not been made. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law. No escrow deposits or escrow payments or other charges or payments due to the Loan Seller have been capitalized under the mortgage note;

XXIII.
Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

XXIV.
Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance and the Loan Seller has not acted or failed to act in a manner that would impair the coverage of such insurance policy or adversely affect the validity, binding effect or enforceability of such insurance policy;

XXV.
Balloon Payments, Graduated Payments, Contingent Interest Payments or other Exception Loans. Unless otherwise provided in the prospectus supplement, no Mortgage Loan is a balloon mortgage loan. No Mortgage Loan is a graduated payment mortgage loan, and no Mortgage Loan has a shared appreciation or other contingent interest feature;

XXVI.
No Defaults. Except for certain mortgage loans to be disclosed in the prospectus supplement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Loan Seller has not waived any default, breach, violation or event of acceleration;

XXVII.
Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges. Unless otherwise provided in the prospectus supplement, each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

XXVIII.
No Bankruptcy. To the best of the applicable Loan Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the Closing Date;

XXIX.
Underwriting Guidelines. The Mortgage Loans were underwritten in accordance with the Loan Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

XXX.	No Adverse Selection. The Loan Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

XXXI.
Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

XXXII.	No Condemnation. To the best of the related Loan Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

XXXIII.
The Appraisal. The Mortgage Loan documents contain an appraisal of the related mortgaged property by an appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and/or the appraiser satisfy the applicable requirements or minimum qualifications of FIRREA, Fannie Mae or Freddie Mac, as applicable;

XXXIV.
Servicemembers Civil Relief Act. The Loan Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

XXXV.	Terms of the Loans. The mortgage note does not permit negative amortization;

XXXVI.
HOEPA. No Mortgage Loan is identified as a "high cost" or "predatory" mortgage loan under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a "high cost" mortgage loan under any applicable federal or state laws;

XXXVII.
Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

XXXVIII.
No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Loan Seller is aware in which compliance with any environmental law, rule or regulation is an issue and to the best of the Loan Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the property; to the knowledge of the related Loan Seller, neither such seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of hazardous material on or from any Mortgaged Property and no presence, release, threatened release, discharge, spillage or migration of hazardous material in violation of existing applicable requirements related thereto, is occurring or has occurred on or from any such Mortgaged Property; to the best of the related Loan Seller’s knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged Property; no underground storage tank is located at or under any Mortgaged Property;

XXXIX.	Interest Calculation. Interest on the mortgage note is calculated on the basis of a 360-day year consisting of twelve 30-day months;

XL.
Acceptable Investment. The Loan Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the mortgagor or the mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent (with respect to substantially all of the Mortgage Loans), or adversely affect the value or marketability of the Mortgage Loan;

XLI.
Complete Mortgage File. With respect to each Mortgage Loan, the Loan Seller is in possession of a complete mortgage file except for the documents which have been delivered to other parties or which have been submitted for recording and not yet returned;

XLII.
No Buydowns. Unless otherwise provided in the prospectus supplement, no Mortgage Loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Loan Seller, the mortgagor or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; provided, however, with respect to loans that are buydown Mortgage Loans, (i) on or before the date of origination of such Mortgage Loan, the company and the mortgagor, or the company, the mortgagor and the seller of the Mortgaged Property or a third party entered into a buydown agreement. The buydown agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the company temporary buydown funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the mortgagor on such Mortgage Loan is obligated to pay on each due date in accordance with the terms of the buydown agreement, is equal to the full scheduled monthly payment due on such Mortgage Loan. The temporary Buydown Funds enable the mortgagor to qualify for the buydown Mortgage Loan. The effective interest rate of a buydown Mortgage Loan if less than the interest rate set forth in the related mortgage note will increase within the buydown period as provided in the related buydown agreement so that the effective interest rate will be equal to the interest rate as set forth in the related mortgage note. The buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines; (ii) the Mortgage and mortgage note reflect the permanent payment terms rather than the payment terms of the buydown agreement. The buydown agreement provides for the payment by the mortgagor of the full amount of the monthly payment on any due date that the buydown funds are available. The buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the appraised value of the Mortgage Property when calculating the loan-to-value ratios for purposes of the agreement and, if the buydown funds were provided by the company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the buydown agreement were disclosed to the qualified appraiser of the Mortgaged Property; (iii) the buydown funds may not be refunded to the mortgagor unless the mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and (iv) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

XLIII.
Consolidation of Future Advances. Any future advances on the Mortgage Loans have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

XLIV.
Acceleration Provision. Each mortgage contains an enforceable provision to the extent not prohibited by federal law as of the date of such mortgage for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

XLV.
Regarding the Mortgagor: The mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines for such trusts. In the event that the mortgagor is a trustee, the mortgagor is a natural person; and

XLVI.
Predatory Lending. No Mortgage Loan is a "high cost" or "covered" loan, as applicable, as each such term is defined in the Standard & Poor’s LEVELS Glossary, as may be in effect from time to time, or applicable state law and no loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the applicable Loan Seller will be required to cure such breach, and if such breach cannot be cured within such time period, such Loan Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Loan Sellers or the Servicers will have the right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which such a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the relevant Loan Seller, and losses occur on such Mortgage Loan, such losses will be allocated to the certificates as described under "Credit Enhancements—Subordination" in this term sheet supplement.

None of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Custodians nor any of their respective affiliates has made the foregoing representations and warranties and none will have any obligation to repurchase a Mortgage Loan if the related Loan Seller or the related Servicer, as the case may be, defaults on its obligation to repurchase a Mortgage Loan in connection with a breach of a representation and warranty or in connection with a defective document as described above. GSMC will make the foregoing representations and warranties only for the period during which it held the Mortgage Loans and will not have any obligation to repurchase a Mortgage Loan in respect of a breach of a representation and warranty occurring during any other period.

GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed-rate mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-4F.” On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Countrywide Home Loans, Inc.

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com/?CWDD=01200706.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

National City Mortgage Co.

Certain static pool data and delinquency data for National City is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled "GSR 2007-4F” (the “National City Mortgage Co. Static Pool Data”). As used in the National City Mortgage Co. Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the accompanying prospectus or the Depositor’s registration statement.

SunTrust Mortgage, Inc.

Certain static pool data for SunTrust Mortgage is available online at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-4F.”

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools and vintage pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Trust Fund.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor"). GSMC is the parent of the Depositor and an affiliate of the Underwriter and Avelo.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion
2006	$12.3 billion

For additional information on the Sponsor, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2007-4F, the issuing entity, will be formed on the Closing Date pursuant to the Trust Agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

THE TRUSTEE

U.S. Bank National Association ("U.S. Bank") will act as trustee under the Trust Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,009 issuances of MBS/Prime securities with an outstanding aggregate principal balance of approximately $592,314,100,000.00.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Securities Administrator under the Trust Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the terms of the Trust Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

THE MASTER SERVICER

General

Wells Fargo Bank acts as Master Servicer pursuant to the Trust Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the "Master Servicing Fee"). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer assumes the duties of a Servicer or a successor servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the Servicing Fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (a) the Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under "—Indemnification and Third Party Claims" below, and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed from the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Trust Fund, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (a) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (b) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "—Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

Except as otherwise set forth in the Trust Agreement, the Master Servicer will not have any duty to supervise any Servicer’s activities related to the servicing or administration of defaulted or delinquent Mortgage Loans or the management and disposition of any REO properties.

In addition, neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, nor will it delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency listed in the prospectus supplement to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer shall not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer appointed by the Trustee shall have assumed, the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master Servicer that performs any duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer or any employee, affiliate, or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon written direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon written direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense. The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee shall appoint a successor master servicer.

Reports by the Master Servicer

As set forth in the Trust Agreement, on a date preceding the applicable Distribution Date, each Servicer and the Master Servicer are required to deliver to the Securities Administrator a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates—Distributions of Interest on the Certificates" and "—Distributions of Principal on the Certificates" in this term sheet supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Securities Administrator. In addition, each Servicer and the Master Servicer will be required to deliver to the Securities Administrator and the Depositor certain monthly reports relating to the Mortgage Loans and the mortgaged properties. The Securities Administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the Depositor and the Rating Agencies listed in the prospectus supplement. The Trustee, its designee or any successor Master Servicer appointed by the Trustee, will be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

The Mortgage Loans will initially be serviced by Avelo, Countrywide Servicing, GMACM, National City, SunTrust Mortgage, WaMu, Wells Fargo Bank and various other mortgage loan servicers (each, a "Servicer" and, collectively, the "Servicers").

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, and, with the exception of Avelo, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Information relating to the servicing activities of Avelo, Countrywide Servicing, GMACM, National City and SunTrust Mortgage is summarized below.

Avelo Mortgage, L.L.C.

General

Avelo will be required to service the mortgage loans in accordance with a flow servicing agreement which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement. Avelo has provided the information below.

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor and the Sponsor. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (between 45-60 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of May 31, 2007, Avelo is servicing approximately $14.5 billion of mortgage loans.

Avelo Rating Information

Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody’s. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures. Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

Avelo’s Compliance with Applicable Regulation AB Servicing Criteria

Avelo assessed its compliance with the applicable Regulation AB Servicing Criteria for the period from February 24, 2006 through December 31, 2006 and identified a material instance of non-compliance with the servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB. Specifically, Avelo did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements; however, it must be recognized that Avelo was a start-up company servicing its first loans in January of 2006, with the servicing of securitized loans commencing on February 24, 2006. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Three Months Ended March 31,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	214,826
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$43,035
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	37.4%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	155,766
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$49,970
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	43.5%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	22,880
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$3,539
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.1%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	158,183
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$10,539
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	9.2%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	43,667
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$7,881
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	6.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	595,322
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$114,964
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$193,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	62%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	36%
__________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC Mortgage, LLC

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

       As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	1.54%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	66,981	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$31,797	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(1.31)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	179,431	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,692	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(0.80)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	544,830	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,446	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	6.90%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	279,972	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	1.46%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

National City Mortgage Co.

National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation (NCC).  National City Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank (NCB). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of June 30, 2006, NCMC serviced nearly 1.1 million mortgage loans totaling more than $169 billion. NCMC’s portfolio is composed of $147.1 billion in conventional loans and $21.9 billion in FHA/VA loans.

TOTAL SERVICING	December 2002 Count	December 2002 $(000)	December 2003 Count	December 2003 $(000)	December 2004 Count	December 2004 $(000)	December 2005 Count	December 2005 $(000)	December 2006 Count	December 2006 $(000)	March 2007 Count	March 2007 $(000)
Count/Balance	964,741	$122,259,694	1,111,388	$155,274,844	1,135,033	$164,020,079	1,111,277	$168,946,723	1,086,548	$170,621,554	1,103,796	$173,639,298
Percentage Change From Prior Year	20.5%	38.3%	15.2%	27.0%	2.1%	5.6%	-2.1%	3.0%	-2.2%	1.0%	1.6%	1.8%
Percent Government	25%	21%	23%	19%	22%	17%	18%	14%	17%	12%	16%	12%

The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

Effective July 22, 2006 NCB-Indiana, NCB-Kentucky, NCB-Southern Indiana, NCB-Pennsylvania, and NCB-Midwest merged into a single bank charter (Ohio): National City Bank. For NCMC, this did not significantly impact current day-to-day functions.

There are no material legal proceedings pending.

Servicing Standards

NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity’s Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

There have been no material changes to the policies or procedures in the servicing function in the past three years.

The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

NCM maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

Loan setup employees validate 100% of the imaged loan documents to the company’s origination system to ensure accuracy. NCMC also uses Fidelity’s Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

NCMC’s mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

NCMC’s non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

NCMC’s Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor. A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker’s price opinions and appraisals to determine property value and establish listing prices.

National City’s Compliance with Applicable Regulation AB Servicing Criteria

National City assessed its compliance with the applicable Regulation AB Servicing Criteria for the year ending December 31, 2006 and has complied in all material respects with the applicable Regulation AB Servicing Criteria for such time period except for 29 possible instances where it did not prepare default loan data reports for the master servicer within the timeframes set forth in the applicable transaction agreements as required in Item 1122(d)(3)(i)(A) of Regulation AB.

SunTrust Mortgage, Inc.

General. SunTrust Mortgage is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of March 31, 2007, STI had total assets of $186.4 billion and total deposits of $123.4 billion. STI has its headquarters in Atlanta, Georgia, and SunTrust Mortgage has its headquarters in Richmond, Virginia. SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust Mortgage is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust Mortgage has originated Alt-A mortgage loans since 2002. Today, SunTrust Mortgage services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

Servicing Operations. SunTrust Mortgage is an approved seller/servicer for Fannie Mae, Freddie Mac and Ginnie Mae. SunTrust Mortgage’s servicing operations are audited from time to time internally by SunTrust Mortgage’s internal audit group and externally by Fannie Mae, Freddie Mac, Ginnie Mae, VA, and HUD as well as various investors and master servicers. As of March 31, 2007, SunTrust Mortgage serviced more than 881,957 mortgage loans totaling more than $138.6 billion. SunTrust Mortgage’s portfolio is composed of $130.8 billion in conventional loans and $7.7 billion in FHA/VA loans.

The following table sets forth selected information regarding SunTrust Mortgage’s residential servicing portfolio:

Year to date	March 31, 2007		December 31, 2006		December 31, 2005		December 31, 2004
	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)
Loan Type
Agency Fixed	516,172	71,404,874	472,564	64,395,872	423,906	56,465,601	357,764	42,285,749
Agency ARM	31,237	5,223,065	31,265	5,149,189	35,398	5,693,272	41,144	6,736,565
EZ Option Fixed (1)	43,564	9,158,524	42,336	8,840,964	18,976	3,898,983	662	123,305
EZ Option ARM (1)	19,391	4,626,627	20,250	4,849,476	15,444	3,665,223	2,107	503,638
Jumbo Fixed	19,898	10,738,277	17,258	9,119,292	11,547	5,593,169	7,546	3,448,476
ARM Plus (2)	2,638	856,130	2,712	879,606	2,774	906,478
Other	249,057	36,611,173	261,199	36,739,550	225,488	29,335,096	182,339	21,567,363
Total:	881,957	138,618,670	847,584	129,973,949	733,533	105,557,822	591,562	74,665,096

(1)
“EZ” means mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)
“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

Servicing Procedures. SunTrust Mortgage maintains a centralized servicing platform in Richmond, Virginia. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. SunTrust Mortgage utilizes Fidelity’s National Information Service’s (“Fidelity”) Mortgage Servicing Package (“MSP”) as its servicing system. SunTrust Mortgage provides customary servicing pursuant to servicing agreements between SunTrust Mortgage and the various investors.

In accordance with applicable servicing agreements, SunTrust Mortgage’s servicing activities may include one or more of the following: (1) collecting and remitting principal and interest payments on mortgage loans; (2) administering mortgage escrow accounts; (3) handling insurance claims, (4) advancing reasonable funds; and (5) executing collection and foreclosure procedures. SunTrust Mortgage’s servicing portfolio consists primarily of agency fixed and ARM product. The servicing portfolio also includes Alt-A, Jumbo Fixed Rate and ARM products.

Both the insurance function and the tax function are outsourced. Insurance tracking and payment of all property insurance is fully outsourced to ZC Sterling, and SunTrust Mortgage maintains a trained staff to handle exceptions, loss drafts, PMI and to provide oversight of the outsource vendor. ValuTree Real Estate Services, a wholly owned subsidiary of SunTrust Mortgage, handles the real estate tax functions for loans serviced by SunTrust Mortgage.

SunTrust Mortgage has a Special Loans Department that services ARM loans which are audited by the department before an ARM change is completed. The Special Loans Department also services other products including Interest-Only ARMS, Payment Option ARMS, bridge loans, balloon payment loans, lot loans, and FNMA timely payment reward loans. The Special Loans Department also handles recasts, modifications, subordinations, non-qualifying assumptions, balloon loan resets, ARM conversions and partial releases.

SunTrust Mortgage applies payments as required by applicable servicing agreements. Loans in the portfolio receive billing statements, and on the billing statement SunTrust Mortgage provides account information and transaction summaries. Most payments are processed by our Lockbox provider, SunTrust Bank (operating out of Glen Burnie, Maryland), or are processed via various electronic means. Payments are processed within 24 hours and are effective on the date received. The Exception Processing Department conducts research relative to individual payment matters and manages payments that are not honored, such as checks returned for non-sufficient funds and ACH applications.

The Cash Accounting Department balances cash deposits on a daily basis, as well as identifies and distributes incoming wire transfers for payment application and payoffs. This department also balances custodial accounts according to Investor Guidelines on a monthly basis.

As a part of its default management strategy, SunTrust Mortgage contacts delinquent customers through outbound calling from 8:00 am to 10:00 pm Monday through Thursday, 8:00 am to 6:00 pm on Friday, and from 8:00 am to noon on Saturday. SunTrust Mortgage uses an automated dialer system for regular contact on delinquent accounts. Outbound dialer campaigns are designed by product and risk characteristics. Riskier products are slotted for more frequent and earlier call attempts. Mortgagors can also make electronic payments via our SurePay, E-Pay and E-Bill systems.

SunTrust Mortgage utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed. SunTrust Mortgage recently implemented Back in the Black as a default management system in Collections. Bankruptcies filed by borrowers are monitored in-house and assigned to local counsel, if delinquent.

SunTrust Mortgage currently utilizes the Fidelity mortgage servicing platform to manage loans impacted by Bankruptcy filings. Status of accounts and timelines are monitored with Fidelity reports, Passport queries and updates from outside counsel. Loan assignment is by state to allow staff to develop and maintain a relationship with outside counsel.

SunTrust Mortgage maintains foreclosed properties in our Real Estate Owned Department. SunTrust Mortgage’s goal is to sell these properties out of inventory within 180 days of the foreclosure sale and at a price that exceeds the market’s target value (currently, 90% of value for net proceeds)

SunTrust Mortgage’s Compliance with Applicable Regulation AB Servicing Criteria

SunTrust Mortgage assessed its compliance with the applicable Regulation AB Servicing Criteria for the year ending December 31, 2006 and has identified three material instances of noncompliance with servicing criteria set forth in Items 1122(d)(1)(i), 1122(d)(2)(i) and 1122(d)(2)(iv) of Regulation AB with respect to all residential mortgage loan securitization transactions occurring after December 31, 2005 in which it acted as a servicer. Specifically, for the period from January 1, 2006 through December 31, 2006, SunTrust Mortgage (a) did not institute policies and procedures to monitor any performance or other triggers and events of default in accordance with the applicable transaction agreements, (b) did not process payments into the appropriate custodial bank accounts within two business days of receipt or per the related transaction agreement, and (c) did not establish separately maintained custodial accounts in accordance with the applicable transaction agreements. With the exception of the aforementioned material instances of noncompliance, SunTrust Mortgage has complied, in all material respects, with the applicable Regulation AB Servicing Criteria as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006.

Servicing Compensation and the Payment of Expenses

A servicing fee (the "Servicing Fee") for each Mortgage Loan will be payable to each Servicer at a per annum rate (the “Servicing Fee Rate”) generally equal to 0.20% or 0.25% of the scheduled principal balance of each Mortgage Loan such Servicer services. The right of each Servicer to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders. Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related Collection Account.

Collection and Other Servicing Procedures

Each Sale and Servicing Agreement generally requires that the related Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Sale and Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

The various mortgagors are generally required to make monthly payments to the Servicers of principal and interest due on the Mortgage Loans (each, a "Scheduled Payment"). Each Servicer will be required to deposit in a Collection Account, generally no later than the second Business Day following receipt, all Scheduled Payments collected on the Mortgage Loans and any Advances. Each Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the long-term unsecured debt ratings of which are rated in the two highest ratings categories of one or more of S&P, Moody’s or Fitch.

Pursuant to each Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "Escrow Account") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the related Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on such Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in such Escrow Account to such Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the related Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

Each Servicer will cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac, against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located. The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. Generally, if a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

Each Servicer is required to maintain hazard and flood insurance on REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to Mortgage Loans serviced by it similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the Mortgage Loans, which policy satisfies the requirements set forth above.

All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Servicing Compliance

During or prior to March of each year, commencing with March 2008, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2008, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an "Assessment of Compliance") that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) (“Regulation AB Servicing Criteria”) applicable to such party that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year.

provided, however, each Custodian will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the related Sale and Servicing Agreement.

Servicer Events of Default

Events of default ("Events of Default") under each Sale and Servicing Agreement will generally consist of:

(1)
any failure by the related Servicer to make any remittances or deposits required under such Sale and Servicing Agreement, which failure continues unremedied for the period specified in such Sale and Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to such Servicer;

(2)
any failure by the related Servicer to observe or perform in any material respect any covenant or agreement by such Servicer in the related Sale and Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days or less after written notice of the failure, requiring the same to be remedied by such Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the applicable Custodian, in some cases, or received by such Servicer, in other cases;

(3)
failure by the related Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

(4)
certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the related Servicer indicating its insolvency;

(5)	the related Servicer admits in writing its inability to pay its obligations as they become due;

(6)	the related Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(7)
the related Servicer without consent of the mortgage owner attempts to assign the related Sale and Servicing Agreement or its servicing responsibilities or to delegate its duties thereunder or any portion thereof.

Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

Rights upon Events of Default

So long as an Event of Default under a Sale and Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the applicable Sale and Servicing Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 (unless such successor servicer is Avelo), to act as successor to the terminated Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Sale and Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to a Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

Generally, a Servicer may not assign its Sale and Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a Servicer under the related Sale and Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

Generally, a Servicer may not resign from its obligations and duties imposed on it by its Sale and Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master Servicer or (ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer. No resignation of a Servicer shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

Generally, the Sale and Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Sale and Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns its Sale and Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate the related Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Sale and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Sale and Servicing Agreement. Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency listed in the prospectus supplement for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Sale and Servicing Agreement.

The Sale and Servicing Agreements generally provide that neither the related Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, such Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Sale and Servicing Agreement.

With respect to Countrywide Servicing and pursuant to its Sale and Servicing Agreement, the Trust Fund will indemnify and hold harmless such Servicer against any and all losses that it may sustain as a result of any act or omission on the part of the Trust Fund.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued on or about June 30, 2007 (the "Closing Date") pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Senior Certificates will not be issued unless they receive the ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Ratings ("Fitch") and Dominion Bond Rating Service Limited ("DBRS" and each of S&P, Moody’s and Fitch, a "Rating Agency"), indicated in the term sheet. The Senior Subordinate Certificates will not be issued unless they receive the ratings from S&P indicated in the term sheet. If so indicated in the term sheet, as of the Closing Date, the offered certificates, other than any Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates, are expected to qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this term sheet supplement. The Junior Subordinate Certificates, Class X Certificates and the Residual Certificates are not offered hereby.

Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the Trustee. Each class of certificates will relate to one or more Collateral Groups of Mortgage Loans.

The Senior Certificates related to each Collateral Group, along with the related Group Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a "Certificate Group."

Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance to be specified in the term sheet or total Notional Amount to be described therein. The initial aggregate Certificate Balance or aggregate Notional Amount (as defined herein) of all the certificates may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date is increased or decreased as described under "Description of the Mortgage Pool" herein.

The "Certificate Balance" for any Distribution Date and for any certificate, other than any Interest Only Certificate, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to such certificate, and all allocations of losses on such certificate before such Distribution Date, increased, in the case of any Z Certificates, by interest accrued on such certificates before such Distribution Date.

The "Class Principal Balance" of any class of certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of such class on that Distribution Date.

The “Notional Amount” of any class of Interest Only Certificates on any Distribution Date will be calculated in accordance with the formulas set forth in the term sheet and the prospectus supplement.

Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in July 2007 (each, a "Distribution Date"), to certificateholders of record on the applicable Record Date. The "Record Date" for the offered certificates and each Distribution Date will be the last Business Day of the related Interest Accrual Period.

Exchangeable Certificates

General

All or a portion of certain classes of offered certificates (the “Exchangeable Certificates”) may be exchanged for a proportionate interest in certain related offered certificates (the “Exchangeable REMIC Certificates”) in the combinations shown in the term sheet. All or a portion of the Exchangeable REMIC Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in the term sheet.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

If a certificateholder wishes to exchange certificates, the certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day from the 25th day of the month to the second to the last Business Day of the month subject to the Securities Administrator’s approval. The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the Securities Administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a Certificateholder’s ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•	The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions will decrease the amounts available for exchange over time.

•	Only the combinations listed in the term sheet are permitted.

Distributions of Interest on the Certificates

Each of the Mortgage Pass-Through Certificates, Series 2007-4F will bear interest (except in the case of each class of Principal Only Certificates, which do not bear interest, and the Subordinate Certificates) at the rates per annum (each, a "Certificate Interest Rate") to be set forth or described in the term sheet. The Certificate Interest Rate for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related Group Subordinate Amount for each such Collateral Group.

Interest accrued on any class of certificates will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).

The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related Available Distribution Amount.

Interest accrued on any Z Certificates will be added to their respective Class Principal Balances on each Distribution Date and distributed as described under “Priority of Distributions.”

The "Basis Risk Shortfalls" for any class of certificates will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Certificate Interest Rate for such class were calculated without regard to the related maximum rate, over the actual amount of interest such class is entitled to receive for such Distribution Date.

Pursuant to the terms of the Trust Agreement, the Securities Administrator may establish a separate account (the "Basis Risk Reserve Fund"). Any Basis Risk Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund. Any Basis Risk Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the related class or classes of Cap Contract Certificates and the Class X Certificates. After Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the related class or classes of Cap Contract Certificates as described herein, amounts in any Basis Risk Reserve Fund will be used to make payments to the Holders of the related class or classes of Cap Contract Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution Dates.

For any Distribution Date, the "Required Reserve Fund Deposit" for the Basis Risk Reserve Fund, will be an amount equal to the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the sum of (i) the aggregate of unpaid Basis Risk Shortfalls on the applicable class of Certificates for preceding Distribution Dates and (ii) $1,000.

On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the related class or classes of Cap Contract Certificates, the Securities Administrator will withdraw from any Basis Risk Reserve Fund an amount equal to the lesser of (i) the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and (ii) the balance in any Basis Risk Reserve Fund on such Distribution Date, and distribute such amount to the related class or classes of Cap Contract Certificates.

Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of the Cap Contract Certificates is reduced to zero and (ii) the optional purchase of the related Mortgage Loans, any amounts remaining in any Basis Risk Reserve Fund will be distributed to the Class X Certificates.

The Interest Rate Cap

On the Closing Date, Wells Fargo Bank, N.A., as Securities Administrator, on behalf of U.S. Bank National Association, as the trustee of a separate interest trust created pursuant to the Trust Agreement, may be assigned an interest rate cap agreement on behalf of the related class or classes of LIBOR Certificates and Class X Certificateholders (the "Interest Rate Cap").

Any Interest Rate Cap will provide for a "Strike Price" to be designated in the prospectus supplement and a Projected Principal Balance for each Distribution Date. The "Projected Principal Balances" with respect to the Interest Rate Cap for each applicable Distribution Date will be set forth in the prospectus supplement. The Projected Principal Balances for the Interest Rate Cap have been calculated assuming a prepayment rate on the Mortgage Loans contributing to the related Collateral Group as designated in the prospectus supplement. We can give you no assurance that the Mortgage Loans contributing to the related Collateral Group will prepay at that rate or at any other rate.

With respect to each Distribution Date, the Interest Rate Cap will, if LIBOR exceeds the Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum rate to be designated in the prospectus supplement) over the Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, an "Interest Rate Cap Amount").

On any Distribution Date, Interest Rate Cap Amounts paid by the Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

first, (a) to the related class or classes of certificates, to pay Basis Risk Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to the maximum rate) over the Strike Price and (iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Certificate Principal Balance of each related class of certificates for such Distribution Date;

second, to the related class or classes of certificates to pay Basis Risk Shortfalls on such certificates remaining unpaid from prior Distribution Dates; and

third, the remainder for deposit into any Basis Risk Reserve Fund in an amount at least equal to the applicable Required Reserve Fund Deposit.

It is intended that payments under the Interest Rate Cap provide protection against upward movements in LIBOR and diminish the basis risk to the related class or classes of certificates associated with the Trust Fund’s investment in the Mortgage Loans paying interest at a fixed rate. See "Description of the Mortgage Pool." However, there can be no assurance that amounts payable under the Interest Rate Cap will be sufficient to cover such shortfalls.

Any Interest Rate Cap will be terminable by the separate interest trust or the Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

Interest Rate Cap Provider

The "Interest Rate Cap Provider" will be designated in the prospectus supplement. The Interest Rate Cap Provider will provide upon request, without charge, to each person to whom this term sheet supplement is delivered, a copy of (i) the ratings analysis from S&P, Moody’s Fitch and/or DBRS evidencing any ratings on the Interest Rate Cap Provider or (ii) the most recent audited annual financial statements of the Interest Rate Cap Provider. Requests for such information should be directed to the Depositor.

The Class X Certificate

The Class X Certificate represents the right to receive certain amounts on deposit in any Basis Risk Reserve Fund on the earlier to occur of (i) the Distribution Date on which the aggregate Class Principal Balance of the related class or classes of certificates is reduced to zero and (ii) the optional purchase of the Mortgage Loans.

Determination of LIBOR

Certain classes of certificates may be floating rate certificates (the "LIBOR Certificates") that bear interest either at a rate based on LIBOR plus a margin or which vary inversely with LIBOR, in each case subject to the minimum and maximum rates to be described in the prospectus supplement. These certificates are also referred to as "Floating Rate Certificates."

"LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR 01 Page, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Reuters Screen LIBOR 01 Page for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Reuters Screen LIBOR 01 Page (or such other page as may replace Reuters Screen LIBOR 01 Page for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

"LIBOR Determination Date" means, with respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences. Absent manifest error, the Securities Administrator’s determination of LIBOR will be conclusive.

"London Business Day" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

"Reference Banks" means four major banks in the London interbank market selected by the Securities Administrator.

Distributions of Principal on the Certificates

As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range. These Applicable Fractions will be set forth in the prospectus supplement.

The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates are calculated for the purpose of "ratio stripping" each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since certificateholders’ entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors are encouraged to also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, Mortgage Loans with lower Net Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Rates. Consequently, the certificates related to Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

As described in greater detail below, amounts distributable as principal to the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates related to a Collateral Group (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates) as a whole will additionally be allocated between such Senior Certificates and Subordinate Certificates on the basis of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Collateral Group, respectively. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior Certificates and Subordinate Certificates. See "—Glossary of Definitions Relating to the Priority of Distributions" and "Yield and Prepayment Considerations" in this term sheet supplement.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

"Accrued Certificate Interest" means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a class of certificates at the related interest rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class’s share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws (the "Relief Act" and any such reduction, a "Relief Act Reduction"). The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

"Applicable Fraction" means, for each Mortgage Loan and any Collateral Group, the fraction set forth in the prospectus supplement.

"Apportioned Principal Balance" means, for any class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

"A-P Principal Distribution Amount" means, (a) for the Collateral Group related to each class of Class A-P Certificates and any Distribution Date:

(1)	the Applicable Fractions for that class of Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)
the Applicable Fractions for that class of Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

(3)	the Applicable Fractions for that class of Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to such Collateral Group.

"Class A-X Notional Amount" means, for each Distribution Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Premium Loans in each related Loan Group multiplied by the following fraction:

the weighted average of the Net Rates of the Premium Loans in such Loan Group as of the first day of such month minus the Designated Rate for the applicable Collateral Group the Certificate Interest Rate on such class of Class A-X Certificates.

"Credit Support Depletion Date" means with respect to either group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

"Current Realized Losses" means, for each class of Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each related Discount Loan.

"Curtailment" means a partial prepayment on any Mortgage Loan.

"Deferred Principal Amount" means, for each class of Class A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related group of Subordinate Certificates.

"Designated Rates" means, for each Collateral Group, the "Designated Rates" as set forth in the prospectus supplement.

"Due Period" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

"Interest Only Certificate" means any Class A-X Certificate and any other class of certificate designated as an "Interest Only Certificate" in the prospectus supplement.

"Liquidation Principal" means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

"Liquidated Mortgage Loan" means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

"Notional Amount" means each Class A-X Notional Amount and the notional amount of any class of Interest Only Certificates set forth in the term sheet.

"PAC Certificates" means any class of certificates designated as a planned amortization class in the term sheet.

"PAC Scheduled Amount" means, for the PAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

"Payoff" means a prepayment in full on any Mortgage Loan.

"Principal Only Certificate" means any class of Class A-P Certificates or any other class of certificates designated as a "Principal-Only Certificate" in the term sheet.

"Principal Payment Amount" means the sum, for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

(1)	the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)
the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

(3)	any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

(4)	Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

"Principal Prepayment Amount" means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates).

"Scheduled Payment" means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

"Scheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount. The "Unscheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

"Senior Collateral Group Percentage" for each Collateral Group will be as set forth in the prospectus supplement.

"Senior Liquidation Amount" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

The "Senior Prepayment Percentage" for each Collateral Group and each Distribution Date before July 2012 will equal 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

for any Distribution Date occurring in July 2012 through June 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in July 2013 through June 2014, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in July 2014 through June 2015, the related Senior Collateral Group Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in July 2015 through June 2016, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

for any Distribution Date occurring in or after July 2016 (other than the final Distribution Date), the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date; and

for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph. If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group related to the same Loan Group (or a related Loan Group) will be paid to the related Subordinate Certificates. In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement. After the Class Principal Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

The "Senior Principal Distribution Amount" for any Distribution Date and each Collateral Group will equal the sum of:

(1)	the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(2)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(3)	the related Senior Liquidation Amount for such Distribution Date.

"Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

The "Subordinate Percentage" for any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage. The Subordinate Percentage as of the Closing Date will be as set forth in the prospectus supplement.

"Subordinate Prepayment Percentage" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

"Subordinate Principal Distribution Amount" for any Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will be equal to the sum of:

(1)	the related Subordinate Percentage of the related Principal Payment Amount;

(2)	the related Subordinate Principal Prepayment Amount; and

(3)	the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the related class of Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date. Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

"Subordinate Principal Prepayment Amount" means, for each Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

"Subordination Level" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Class Principal Balances of all classes of related Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

"TAC Certificates" means any class of certificates designated as a targeted amortization class in the term sheet.

"TAC Scheduled Amount" means, for the TAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for each Collateral Group for such Distribution Date will be determined and allocated among the related Collateral Groups as provided in the prospectus supplement and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders generally as specified in this term sheet supplement and more specifically in the prospectus supplement.

The "Available Distribution Amount" for any Collateral Group and any Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)
the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicers on such Mortgage Loans or, to the extent provided in the Trust Agreement, the Master Servicer or the Trustee (as successor master servicer), or (iii) received from the applicable Servicers as Compensating Interest with respect to such Mortgage Loans, and not previously distributed, except:

(a)	all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)	all Curtailments received after the previous calendar month;

(c)
all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those Mortgage Loans for the period after the previous calendar month);

(d)	Liquidation proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

(e)	all amounts that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement;

(f)	the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) for each Mortgage Loan;

(g)	any amounts payable in respect of primary mortgage insurance;

(h)	all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the Securities Administrator, the Trustee, the Custodians or the Master Servicer; and

(2)
the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

Administration Fees

As described under the definition of "Available Distribution Amount" in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the Servicing Fee payable on each Mortgage Loan and compensation payable to the Master Servicer, the Securities Administrator, each Custodian and the Trustee. On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fees prior to the certificateholders receiving any distributions. The Servicing Fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the Servicing Fee Rate, on the Stated Principal Balance of such Mortgage Loan. The following table identifies the Servicing Fee Rates generally applicable in calculating the Servicing Fee:

Fee	Per Annum Fee Rate
Servicing Fee	0.25% (Avelo) 0.20% (Countrywide Servicing) 0.25% (GMACM) 0.25% (National City) 0.25% (SunTrust Mortgage) 0.25% (WaMu) 0.25% (Wells Fargo Bank)

Priority of Distributions

On each Distribution Date prior to the occurrence of the Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed in the following order of priority:

(1)
to each class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such class, provided that, Accrued Certificate Interest on any Z Certificates will be added to the Class Principal Balance thereof and will be distributed in the following order of priority:

(a)	to the related AD Certificates, until the Class Principal Balance thereof is reduced to zero; and

(b)	to such Z Certificates until the Class Principal Balance thereof is reduced to zero;

(2)
to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

(a)
to the certificates in each Certificate Group, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for the related Collateral Group in an amount up to the Senior Principal Distribution Amount for that Collateral Group for such Distribution Date, until the Class Principal Balance of each such certificate is reduced to zero;

(b)
to each class of Class A-P Certificates, from the Available Distribution Amount for the related Collateral Group, the related A-P Principal Distribution Amount for such Collateral Group, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

(3)
from amounts otherwise payable to the related Subordinate Certificates, to the related class of Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the related Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-P Certificates;

(4)
to the extent of the remaining Available Distribution Amount for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), but subject to the prior distribution of amounts described under "—Cross-Collateralization" below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of related Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of related Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of related Subordinate Certificates senior thereto;

(5)	to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

(6)
to the Residual Certificates, after all of the other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their respective Class Principal Balances) and the remainder (other than any Fair Market Value Excess remaining after the optional purchase of the Mortgage Loans), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holders of one or more classes of related Residual Certificates.

Distributions with Respect to Exchangeable Classes

In the event that Exchangeable REMIC Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates in such Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in such Combination Group.

Subordination and Allocation of Losses

Each group of Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement. The support provided by each group of Subordinate Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the related Senior Certificates protection against certain losses. The protection afforded to the related Senior Certificates by such Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of losses to such Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations.

As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of the Class Principal Balances thereof. For example, the Applicable Fractions of the principal portion of a Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group (other than the Applicable Fractions thereof allocable to a class of Class A-P Certificates) will be allocated to the most subordinate class or classes of Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral Group as described herein.

To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of Class Principal Balance of a class of Class A-P Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, such class shall be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until such loss has been fully repaid. Such entitlement is referred to in this term sheet supplement as the "Deferred Principal Amount" and is distributable in the manner described under "—Priority of Distributions" above. The distribution of any Deferred Principal Amount to a class of Class A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such certificates, but instead will result in the reduction of Class Principal Balances of the related Subordinate Certificates, in reverse order of seniority, until each of their Class Principal Balances has been reduced to zero, as is more fully set forth herein.

The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of such loss on the applicable Distribution Date. The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce the Class Principal Balances of the related Subordinate Certificates in inverse order of seniority.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a deficient valuation. The amount of the secured debt could be reduced to such deficient valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

A "Realized Loss" on a Liquidated Mortgage Loan generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from such Mortgage Loan. Realized Losses may also occur in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

In the event that a Servicer ultimately recovers an amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has occurred (any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "Subsequent Recovery" with respect to such Liquidated Mortgage Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates—Distributions of Principal on the Certificates" in this term sheet supplement and the certificate principal balance of any class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

Because each group of Subordinate Certificates represent interests in all the Mortgage Loans in the related Loan Groups, the Certificate Balances of such certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans contributing to any Collateral Group in such Loan Group. Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to a Collateral Group that did not incur the loss.

If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group (other than the portion thereof allocable to the related class of Class A-P Certificates) will be allocated pro rata to the related Senior Certificates (other than the related Interest Only Certificates), based on their outstanding Certificate Balances in each case until the Class Principal Balance of each such class has been reduced to zero; provided, however, that Realized Losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.

Cross-Collateralization

On each Distribution Date prior to the related Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any class of Class A-P Certificates) has been reduced to zero, amounts otherwise distributable as principal on each class of related Subordinate Certificates, in reverse order of priority, in respect of such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates (other than the Interest Only Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. All distributions described above will be made in accordance with the priorities set forth under "—Priority of Distributions" above.

The "Total Subordinate Percentage" at any time will equal (a) with respect to any group of Subordinate Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the related class of Class A-P Certificates).

The "Group Subordinate Amount" with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates, the related "Non-AP Pool Balance") for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than any class of Class A-P Certificates) immediately prior to that Distribution Date.

The "Subordinate Class Percentage" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of such class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (any such Group, an "Undercollateralized Group"), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Deferred Principal Amounts or unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates (other than any Class A-P Certificates and any other related Interest Only Certificates) of the Undercollateralized Group, until the total Certificate Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than any Class A-P Certificates and Class A-X Certificates) of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates (other than any Class A-P Certificates) of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups related to a Loan Group are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates (other than any Class A-P Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group. All distributions described above will be made in accordance with the priorities set forth under "—Priority of Distributions" above.

Advances

For each Mortgage Loan, the applicable Servicer will make advances of principal and interest ("P&I Advances") to the related Collection Account on or before the 18th day of each month, or if such day is not a Business Day, on the immediately preceding or next succeeding Business Day, as specified in the applicable Sale and Servicing Agreement (the “Servicer Remittance Date”), to cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii) the amounts actually collected on account of those payments. In addition, the applicable Servicer will advance amounts necessary to preserve the Trust’s interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable mortgagor failed to pay. These advances are referred to as "Servicing Advances" (and, together with P&I Advances, "Advances"). However, if a Servicer determines, in good faith, that an otherwise required Advance would not be recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master Servicer under the Trust Agreement, then the Trustee (acting as successor master servicer) will make such P&I Advances (unless the P&I Advance is deemed by the Trustee to be nonrecoverable) pursuant to the terms of the Trust Agreement.

Upon liquidation of a Mortgage Loan, the related Servicer or the Master Servicer, as applicable, will be entitled to reimbursement of Advances. Each Servicer will be entitled to withdraw (or debit) from the related Collection Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the certificateholders may suffer a loss up to the amount so expended. The rights of each Servicer and the Master Servicer to receive Servicing Fees and Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans, as described more fully in the Trust Agreement, are senior to the rights of certificateholders to receive payments of interest and principal on the certificates on each Distribution Date.

Optional Purchase of the Mortgage Loans

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in a Loan Group or in related Loan Groups is less than 1% of the aggregate scheduled principal balance of such Mortgage Loans as of the Cut-Off Date, the Master Servicer will have the option to purchase from the Trust Fund such Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining in the Trust Fund. Any such optional purchase will cause the retirement of the related classes of certificates.

In the case of the event described in the preceding paragraph, the purchase price for any such optional purchase will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the related certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Trust Fund, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other applicable property in the Trust Fund, and (y) the aggregate fair market value of all the assets in the Trust Fund related to such Mortgage Loans, as determined in accordance with the Trust Agreement. The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the "Fair Market Value Excess")) will be distributed to the holders of the related classes of certificates, in accordance with the order of priorities set forth under "Description of the Certificates-Distributions" in this term sheet supplement and in the prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans will be distributed to the holders of one or more classes of related Residual Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of one or more classes of Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase assets of the applicable Mortgage Loans and the other property of the Trust Fund as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See "Administration—Termination; Optional Termination" in the prospectus.

Optional Repurchase of Mortgage Loans That Are Delinquent or Subject to Early Payment Default

The Depositor has the option, but is not obligated, to purchase from the issuing entity any Mortgage Loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the Trust Agreement; provided, however, that the aggregate principal balance as of the Cut-Off Date of such Mortgage Loans purchased by the Depositor may not exceed 5% of aggregate principal balance as of the Cut-Off Date of all of the Mortgage Loans in the Trust Fund. In addition, certain Loan Sellers may have agreed to repurchase any Mortgage Loan they sold if the mortgagor fails to make its first, or in some cases, second or third payment after the Mortgage Loan was purchased from such Loan Seller (an "early payment default"). The Depositor will not assign to the issuing entity any rights it may have to require a Loan Seller to make such repurchases. However, the Depositor will have the option, but is not obligated, to purchase from the issuing entity any Mortgage Loan that experiences an early payment default (whether or not such mortgage loan is 90 days or more delinquent). The Depositor may exercise that option up to 180 days after the early payment default occurs, or later if it has made a claim which has not yet been resolved with the Loan Seller within the initial 180 day period. The issuing entity will have no right to require the Depositor or any Loan Seller to repurchase any Mortgage Loan as a result of an early payment default. The purchase price for any Mortgage Loan repurchased by the Depositor as described above will be 100% of the unpaid principal balance of the Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the applicable Servicer related to the Mortgage Loan.

Rated Final Distribution Date

The rated final Distribution Date for distributions on each class of offered certificates will be the Distribution Date in the month immediately following the month in which the maturity date of the latest maturing Mortgage Loan related to such certificates occurs.

Collection Accounts, Master Servicer Account and Certificate Account

Pursuant to the Sale and Servicing Agreements, each Servicer is required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a "Collection Account") into which it must deposit, within the time period specified in the applicable Sale and Servicing Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the Servicing Fee, late payment fees, assumption fees and incentive servicing fees, which such Servicer is entitled to retain. Collections that relate to Monthly Payments due on or before the Cut-Off Date, however, regardless of when received, belong to the related Loan Seller and will not be deposited to the related Collection Account. The Collection Accounts are held in trust for the benefit of the Trust Fund. A Servicer may generally withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the Certificate Account to enable the Securities Administrator to make monthly distributions to certificateholders, (ii) to reimburse such Servicer, the Master Servicer and the Securities Administrator for Advances and any unreimbursed Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other collections from the related Mortgage Loan, (iii) to pay such Servicer income on funds invested as servicing compensation, (iv) to pay a Loan Seller amounts received on related Mortgage Loans repurchased by it pursuant to the related Sale Agreement, (v) to reimburse such Servicer for certain indemnification expenses, to the extent not caused by such Servicer's failure, as Servicer, to service the Mortgage Loans in strict compliance with the Sale and Servicing Agreement, subject to the maximum amount set forth in the Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account.

On each Servicer Remittance Date, the Servicers are required to remit to the Master Servicer the Available Distribution Amount with respect to the Distribution Date occurring during the month of such Servicer Remittance Date. The Master Servicer is required to deposit such amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the certificateholders (the "Master Servicer Account"), and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer is required to remit the Available Distribution Amount to the Securities Administrator. Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the "Certificate Account") from which it will make distributions to the certificateholders on each Distribution Date.

The Certificate Account and the Master Servicer Account must be Eligible Accounts. An "Eligible Account" for purposes of establishment of the Certificate Account and the Master Servicer Account is a trust account: (i) maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (ii) maintained with the Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Rating Agency listed in the prospectus supplement. If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers via the Master Servicer, setting forth, among other things:

•	the amount of distributions for such Distribution Date to holders of each class of Certificates applied to reduce the Class Principal Balance thereof;

•
the amount of distributions for such Distribution Date to holders of each class of Certificates allocable to interest (separately identifying (a) the amount of such interest accrued during the related Interest Accrual Period and (b) the amount from previous Interest Accrual Periods);

•	the class factor for each class of Certificates;

•	the aggregate scheduled principal balance of the Mortgage Loans in each Loan Group;

•	the Available Distribution Amount, the Aggregate Principal Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

•
the aggregate amount of the Servicing Fees and Master Servicing Fees paid as required under the Sale and Servicing Agreements and the Trust Agreement and any other fees or expenses paid out of the Available Distribution Amount for such Distribution Date as permitted under the Trust Agreement;

•
if applicable, the aggregate amount of P&I Advances included in distributions for such Distribution Date, the aggregate amount of P&I Advances reimbursed during the calendar month preceding such Distribution Date and the aggregate amount of unreimbursed P&I Advances at the close of business on such Distribution Date;

•
the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

•
the number and aggregate scheduled principal balance of the Mortgage Loans as of such Distribution Date (a) delinquent in payment on a contractual basis, identifying the length of the contractual delinquency, as specified in the Trust Agreement, (b) as to which foreclosure proceedings have been commenced, (c) as to which the related Mortgage is subject to a bankruptcy proceeding, and (d) secured by REO properties;

•
the aggregate Certificate Principal Balance of each class of Certificates (and, in the case of Interest Only Certificates, the related Notional Amount) at the close of business on such Distribution Date, identifying any reduction in such Certificate Principal Balance or Notional Amount, as applicable, due to the allocation of any Realized Loss;

•
the aggregate amount of (a) Payoffs and principal prepayments made, (b) the amount of any proceeds from any repurchase of any Mortgage Loans by a Loan Seller, (c) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received, and (d) Realized Losses incurred during the related principal prepayment period;

•
any material modifications, extensions or waivers applicable to the terms of any Mortgage Loan, the Trust Agreement, any Sale and Servicing Agreement, any certificate, the Servicing Fees or the Master Servicing Fees;

•	LIBOR for such Distribution Date;

•	the Certificate Interest Rate for each class of Certificates applicable to such Distribution Date;

•	the amount of any Basis Risk Shortfalls for each class of LIBOR Certificates for such Distribution Date;

•	the amount of any Deferred Principal Amounts applicable to each class of Class A-P Certificates for such Distribution Date;

•	the amount of any Interest Rate Cap Amounts received by the Securities Administrator with respect to such Distribution Date;

•	the amounts, if any, deposited into the Basis Risk Reserve Fund on such Distribution Date, and the balance of the Basis Risk Reserve Fund, after such deposits, on such Distribution Date;

•	each Senior Collateral Group Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for such Distribution Date; and

•
a statement as to whether any exchanges of Exchangeable Certificates or Exchangeable REMIC Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the certificateholder as a result of such exchange.

In the case of information furnished pursuant to the first three bullets above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts will be expressed as a dollar amount per 10% interest. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in the first four bullets above with respect to the period during which such person was a certificateholder. Such obligation will be deemed satisfied to the extent that substantially comparable information is provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to certificateholders via the Securities Administrator's internet website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the certificateholders and the parties to the Trust Agreement regarding any such changes. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the trust fund and filed by it through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Collateral Group or Collateral Groups, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Collateral Group or Collateral Groups and the rate of liquidations on the Mortgage Loans in the related Collateral Group or Collateral Groups. The yield to maturity of each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Exchangeable REMIC Certificates. The yield to maturity to holders of certificates entitled to interest (other than the LIBOR Certificates and the Principal Only Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

Any net interest shortfalls, as described in this term sheet supplement under the heading "Description of the Certificates-Distributions," will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the related Subordinate Certificates, in the reverse order of their numerical class designations (either directly or through distributions of Deferred Principal Amounts on the related class of Class A-P Certificates, as applicable), the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses and Deferred Principal Amounts, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses and Deferred Principal Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

In addition, as described in this term sheet supplement under the heading "Description of the Certificates—Priority of Distributions," principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics, in particular, the interest rates, of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral Groups, will have particular bearing on the prepayment rates of the related Mortgage Loans and, therefore, any class of related certificates. Specifically, Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage Loans contribute. Consequently, any class of certificates related to any Collateral Group to which lower-rate Mortgage Loans or portions thereof have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which higher-rate Mortgage Loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, "Compensating Interest"). The amount of Compensating Interest to be paid by any Servicer on any Distribution Date, as specified in the related Sale and Servicing Agreement and to the extent that it is subject to a cap, generally will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and with respect to certain Servicers, any voluntary prepayments in part) of Mortgage Loans serviced by such Servicer received during the related Due Period and (y) 50% of the Servicing Fee payable to such Servicer (or with respect to certain Servicers, 100% of the Servicing Fee payable to such Servicer) on the related Distribution Date. In the event one or more Servicers do not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer’s compensation. Shortfalls on any Mortgage Loan and any Distribution Date attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the related Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Collateral Group or Collateral Groups, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this term sheet supplement and "Yield and Prepayment Considerations" in the prospectus. Certain mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Collateral Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. Specifically, a lower than expected rate of principal prepayments on the Discount Loans will reduce the yield to investors in the Class A-P Certificates. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks of investing in the certificates.

PAC and TAC Certificates

The PAC Certificates and TAC Certificates, if any, will be entitled to receive payments, to the extent of available principal, to reduce their Class Principal Balance on each Distribution Date to the related PAC Scheduled Amount or related TAC Scheduled Amount for such Distribution Date, according to the PAC Schedule or TAC Schedule, as applicable, to be set forth in the prospectus supplement. The PAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a percentage of PSA. The TAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate equal to a constant prepayment rate (the "Structuring Target"), expressed as a percentage of PSA. The Structuring Range for the PAC Certificates and the Structuring Target for the TAC Certificates will be specified in the prospectus supplement. There can be no assurance that the Class Principal Balances of the PAC Certificates or TAC Certificates will conform on any Distribution Date to the PAC Scheduled Amount or TAC Scheduled Amount, as applicable, for such Distribution Date, or that distributions of principal on such classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

If the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the PAC Certificates to the PAC Scheduled Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.

Similarly, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Target, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the TAC Certificates to the TAC Scheduled Amount for such Distribution Date, and the weighted average lives of the TAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Target, the weighted average lives of the TAC Certificates may be shortened, perhaps significantly.

Support Certificates

The prepayment stability of any PAC Certificates or any TAC Certificates will be supported by the PAC Support Certificates or the TAC Support Certificates.

In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the classes they are supporting. The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support certificates.

Lack of Historical Prepayment Data

There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in the prospectus supplement or below in "—Yield Considerations with Respect to the Interest Only and Principal Only Certificates" and “—Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Interest Only and Principal Only Certificates

The yield to maturity on each class of Class A-X Certificates related to any Loan Group will be extremely sensitive to the level of principal prepayments on the Premium Loans in such Loan Group. The interest payable to each class of Class A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans in the related Loan Group or Loan Groups over (ii) the Designated Rate on the applicable Collateral Group in each such Loan Group. Therefore, the yield to maturity on each class of Class A-X Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Loans in each such Loan Group. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of principal prepayments on the related Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The foregoing yield considerations will generally also apply to other Interest Only Certificates. In addition, the yield on any certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR. As a result, any increases in LIBOR will reduce the yield on such certificates.

The yield to maturity on each class of Class A-P Certificates will be extremely sensitive to the level of principal prepayments on the related Discount Loans. Therefore, the yield to maturity on the Class A-P Certificates will be adversely affected by slower-than-expected prepayments of such Discount Loans and could be reduced to zero.

Because the interest payable on each class of Class A-X Certificates related to any Loan Group is based upon only the Premium Loans in such Loan Group, and the principal distributable to the class of Class A-P Certificates related to such Loan Group is derived only from the Discount Loans in such Loan Group, it is possible that faster-than-expected principal prepayments on such Premium Loans may occur at the same time as slower-than-expected principal prepayments on such Discount Loans, which would result in a lower yield to maturity for such class of Class A-X Certificates and such class of Class A-P Certificates.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Certificate Balance of the related Junior Subordinate Certificates is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related Junior Subordinate Certificates in reverse order of seniority.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement.  GSMSC intends to file, and may have already filed, with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date. See the prospectus supplement and "Description of the Certificates—Priority of Distributions" in this term sheet supplement.

Losses on Mortgage Loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order. If all related Subordinate Certificates have been paid in full then thereafter losses on the related Mortgage Loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. See "Description of the Certificates—Subordination and Allocation of Losses" in this term sheet supplement.

Shifting Interests

The Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the related Class A-P Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. Any NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of related Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates—Priority of Distributions" and the related definitions under "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more REMICs. The Securities Administrator on behalf of the Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests. Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

The Securities Administrator will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

The offered certificates (other than the Exchangeable Certificates and any class of certificates entitled to receive Basis Risk Shortfalls) will be REMIC regular interests. Any class of certificates entitled to receive Basis Risk Shortfalls (the "Cap Contract Certificates") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificates and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract"). See the discussion under "—Additional Considerations for the Cap Contract Certificates" below. For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining offered certificates (other than the Exchangeable Certificates) are referred to as the "Regular Certificates." See "Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Securities Administrator will treat any Interest Only Certificates, Z Certificates and Principal Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID. The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes. No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences—OID" in the prospectus.

Additional Considerations for the Cap Contract Certificates

The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Shortfalls. Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above. In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "—The Cap Contract Component" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Cap Contract Certificates

The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool'') will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see "Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities" in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an Employee benefit plans or other retirement arrangements subject to Section 406 of ERISA and/or Section 4975 of the Code ("Plans"). Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) are encouraged to carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter exemption, as described under "ERISA Considerations—Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. In addition, under regulations promulgated by the Department of Labor (the "DOL") defining the term "plan assets" published in the Federal Register (the "Plan Asset Regulations"), generally, when a Plan makes an equity investment in another entity (for example, the purchase of a pass-through certificate), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase or holding of the offered certificates. Prohibited transactions within the meaning of ERISA and the Code could also arise if the offered certificates are acquired by a Plan with respect to which any of such parties is a Party in Interest.

With respect to the acquisition of the offered certificates by a Plan, the underwriter exemption exempts from certain of the prohibited transaction rules of ERISA the initial acquisition, holding and the subsequent disposition by Plans of certificates such as the offered certificates issued by pass-through trusts holding certain obligations and the operation of the trust issuing the offered certificates, provided the conditions and requirements of the underwriters exemption are met,, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The DOL amended the underwriter's exemption to permit Plans to purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" (or its equivalent) or better at the time of purchase. See "ERISA Considerations—Underwriter Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

(1)	the rating condition was satisfied at the time of purchase; or

(2)	the following condition is satisfied:

(a)	it is an insurance company;

(b)	the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is defined in PTCE 95-60; and

(c)	the conditions in Sections I and III of PTCE 95-60 have been satisfied.

In addition, if a Cap Agreement is held in a separate interest trust, any person purchasing certificate otherwise eligible for purchase by Plans under the underwriter exemption, which certificate entitles the holder to receive payments under any related Cap Agreement from the separate interest trust will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such certificate without the right to receive payments from the separate interest trust, together with the right to receive such payments.

The acquisition, holding and transfer of any certificates entitled to payments from any such Cap Agreement, excluding the right to receive the payments from the separate interest trust, should meet the conditions of the underwriter exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any such certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of any such certificates without the right to receive payments from the separate interest trust satisfies the terms and conditions of the underwriter exemption. See “ERISA Considerations” in the prospectus.  The rating of any such certificate may change. If the rating of such a certificate declines below the lowest permitted rating, such certificates may no longer be eligible for relief under the underwriter exemption (although a Plan that had purchased such certificate when such certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such a certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The underwriter exemption may not apply to the acquisition, holding or resale of the right to receive payments from the separate interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Interest Rate Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, prior to the termination of any such Cap Agreement, no Plan or other person using Plan assets may acquire or hold a certificate entitled to receive payments thereunder otherwise eligible for the underwriter exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in a certificate entitled to receive payments thereunder for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the a certificate entitled to receive payments thereunder or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Prior to the termination of any such Cap Agreement, each beneficial owner of a certificate entitled to receive payments thereunder or any interest in such a certificate, will be deemed to have represented, by virtue of its acquisition or holding of such a certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under the statutory exemption or one of the five prohibited transaction class exemptions as required immediately above or some other applicable exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with any such Cap Agreement, any certificate entitled to receive payments thereunder whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

When holders of Exchangeable Certificates exchange all or part of each class of such Exchangeable Certificates for proportionate interests in the related Exchangeable REMIC Certificates, the Exchangeable REMIC Certificates received will be eligible for relief under the underwriter's exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchangeable REMIC Certificates satisfies the rating condition. If such rating does not satisfy the rating condition, the Exchangeable REMIC Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60. To the extent an investor is required to be eligible under an investor-based exemption in connection with the acquisition and holder of a Certificate, such requirement will apply to both Exchangeable Certificates and Exchangeable REMIC Certificates.

The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

(1)
indemnify and hold harmless GSMSC, the Trustee, the Securities Administrator, the Master Servicer, each Servicer, each Custodian and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

(2)	be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan is encouraged to consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

CERTAIN LEGAL INVESTMENT ASPECTS

For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Senior Certificates and, unless otherwise set forth in the term sheet, the Subordinate Certificates that are rated in one of the two highest rating categories by at least one Rating Agency, will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA Certificates," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by such legislation. Certain states have enacted such legislation. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the offered certificates that they receive the respective ratings from one or more of S&P, Moody’s, Fitch and DBRS set forth in the term sheet.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. S&P, Moody’s, Fitch and DBRS will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding. In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody’s, Fitch or DBRS are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are slower than anticipated, investors' yield may be adversely affected. The rating on Principal Only Certificates only addresses the return of the principal balances thereof.

GSMSC has not requested a rating on the offered certificates by any rating agency other than one or more of S&P, Moody’s, Fitch and DBRS. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P, Moody’s, Fitch or DBRS.

[Remainder of This Page Intentionally Left Blank]

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.
PAGE

AD Certificates	S-11
Advances	S-15
Alternative Documentation Program	S-46
A-P Principal Distribution Amount	S-104
Applicable Fraction	S-6
Apportioned Principal Balance	S-104
Assessment of Compliance	S-94
Attestation Report	S-94
Available Distribution Amount	S-109
Avelo	S-39
Basis Risk Reserve Fund	S-100
Basis Risk Shortfalls	S-100
Business Day	S-8
Cap Contract	S-128
Cap Contract Certificates	S-10
Certificate Account	S-15
Certificate Balance	S-98
Certificate Group	S-98
CFC	S-59
Class A-P Certificates	S-7
Class A-X Certificates	S-7
Class A-X Notional Amount	S-105
Class Principal Balance	S-98
Closing Date	S-97
CLUES Plus Documentation Program	S-46
Code	S-127
Collateral Group	S-6
Collection Account	S-118
Compensating Interest	S-123
Conduit	S-39
Countrywide Financial	S-81
Countrywide Home Loans	S-39
Credit Support Certificates	S-11
Credit Support Depletion Date	S-105
Current Realized Losses	S-105
Curtailment	S-105
Custodians	S-37
DBRS	S-97
Deferred Principal Amount	S-105
Depositor	S-37
Designated Rates	S-105
Discount Loans	S-12
DOL	S-131
Due Date	S-39
Due Period	S-105
Effective Net Rate	S-6
Eligible Account	S-119
ERISA	S-130
Escrow Account	S-92
Events of Default	S-94
Exchange Pool	S-130
Exchangeable Certificates	S-98
Exchangeable REMIC Certificates	S-98
Expanded Underwriting Guidelines	S-46
Fair Market Value Excess	S-117
FICO Credit Scores	S-44
Fitch	S-97
Floating Rate Certificates	S-102
Full Documentation Program	S-45
GMACM	S-39
Group Subordinate Amount	S-115
GSMC	S-39
GSMSC	S-37
Interest Only Certificate	S-105
Interest Only Certificates	S-12
Interest Rate Cap	S-101
Interest Rate Cap Amount	S-101
Interest Rate Cap Provider	S-102
LIBOR	S-102
LIBOR Certificate	S-9
LIBOR Certificates	S-102
LIBOR Determination Date	S-103
Liquidated Mortgage Loan	S-105
Liquidation Principal	S-105
Loan Group	S-6
Loan Seller	S-39
Loan-to-Value Ratio	S-43
London Business Day	S-103
Lydian	S-39
Master Servicer	S-37
Master Servicer Account	S-118
Master Servicer Event of Default	S-76
Master Servicer Remittance Date	S-15
Master Servicing Fee	S-74
MERS	S-62
Moody’s	S-97
Mortgage	S-37
Mortgage Loan Schedule	S-61

Mortgage Loans	S-38
Mortgaged Property	S-38
NAS Certificates	S-11
National City	S-39
National City Mortgage Co. Static Pool Data	S-70
Net Rate	S-6
No Income/No Asset Documentation Program	S-46
Non-AP Pool Balance	S-115
Notional	S-98
Notional Amount	S-106
P&I Advance	S-15
PAC Certificates	S-106
PAC Scheduled Amount	S-106
PACs	S-11
Payoff	S-106
Plans	S-130
Preferred Processing Program	S-44
Premium Loans	S-12
Principal Only Certificate	S-106
Principal Payment Amount	S-106
Principal Prepayment Amount	S-106
Projected Principal Balances	S-101
Rating Agency	S-97
Realized Loss	S-114
Record Date	S-98
Reduced Documentation Program	S-46
Reference Banks	S-103
Regular Certificates	S-128
Regulation AB Servicing Criteria	S-94
Relief Act	S-104
Relief Act Reduction	S-104
Required Reserve Fund Deposit	S-101
Residual Certificates	S-8
S&P	S-97
Sale and Servicing Agreement	S-39
Sale and Servicing Agreements	S-39
Scheduled Payment	S-106
Scheduled Principal Amount	S-106
Securities Administrator	S-37
Senior Collateral Group Percentage	S-106
Senior Liquidation Amount	S-106
Senior Prepayment Percentage	S-107
Senior Principal Distribution Amount	S-107
Senior Support Certificates	S-11
Servicer	S-79
Servicer Remittance Date	S-15
Servicers	S-79
Servicing Advances	S-15
Servicing Fee	S-92
Servicing Fee Rate	S-92
SMMEA	S-133
SMMEA Certificates	S-133
Standard Underwriting Guidelines	S-46
Stated Income/Stated Asset Documentation Program	S-46
STI	S-59
Streamlined Documentation Program	S-46
Strike Price	S-101
Structuring Range	S-124
Structuring Target	S-124
Subgroup	S-6
Subordinate Class Percentage	S-115
Subordinate Liquidation Amount	S-108
Subordinate Percentage	S-108
Subordinate Prepayment Percentage	S-108
Subordinate Principal Distribution Amount	S-108
Subordinate Principal Prepayment Amount	S-108
Subordination Level	S-108
Subsequent Recovery	S-114
SunTrust Mortgage	S-39
Super Senior Certificates	S-11
TAC Certificates	S-108
TAC Scheduled Amount	S-109
TACs	S-11
Total Subordinate Percentage	S-115
Trust Agreement	S-37
Trust Fund	S-37
Trustee	S-37
U.S. Bank	S-72
Undercollateralization Distribution	S-115
Undercollateralized Group	S-115
Unscheduled Principal Amount	S-106
WaMu	S-39
Wells Fargo Bank	S-39
Z Certificates	S-11

[THIS PAGE INTENTIONALLY LEFT BLANK.]

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
________________

GSR Mortgage Loan Trust 2007-4F
Issuing Entity
GS Mortgage Securities Corp.
Depositor
Goldman Sachs Mortgage Company
Sponsor
Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator
U.S. Bank National Association
Trustee
Avelo Mortgage, L.L.C.
Countrywide Home Loans Servicing LP
GMAC Mortgage, LLC
National City Mortgage Co.
SunTrust Mortgage, Inc.
Washington Mutual Bank
Wells Fargo Bank, N.A.
Servicers

________________

GSR Mortgage Loan
Trust 2007-4F
________________

TERM SHEET SUPPLEMENT
________________
Goldman, Sachs & Co.